UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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The First of Long Island Corporation
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THE FIRST OF LONG ISLAND CORPORATION

10 GLEN HEAD ROAD

GLEN HEAD, NEW YORK 11545

___________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 19, 2017

___________________________________________________

March 15, 2017

To the Stockholders of

The First of Long Island Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of THE FIRST OF LONG ISLAND CORPORATION will be held at THE CARLTUN, EISENHOWER PARK, 1899 HEMPSTEAD TURNPIKE, EAST MEADOW, NEW YORK, on Wednesday, April 19, 2017, at 3:30 P.M. local time for the following purposes:

(1)	To elect five directors to hold office for a two-year term and until their successors are duly elected and qualified;

(2)	To conduct a non-binding, advisory vote to approve the compensation paid to the Corporation’s named executive officers;

(3)	To conduct a non-binding, advisory vote regarding the frequency of voting on the compensation paid to the Corporation’s named executive officers;

(4)	To approve an amendment to the Certificate of Incorporation to eliminate cumulative voting in director elections;

(5)	To ratify the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for 2017; and

(6)	To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 1, 2017 are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors

Christopher Becker
Executive Vice President Chief Risk Officer and Secretary

IMPORTANT -- PLEASE VOTE YOUR PROXY PROMPTLY.

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR TO VOTE ELECTRONICALLY AS PROVIDED IN THE INSTRUCTIONS INCLUDED HEREWITH.

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS	1
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS	1
VOTING PROCEDURES AND METHODS OF COUNTING VOTES	2
PROPOSAL 1 - ELECTION OF DIRECTORS	3
BUSINESS EXPERIENCE OF DIRECTORS	4
QUALIFICATIONS OF DIRECTORS	4
BOARD LEADERSHIP STRUCTURE	6
BOARD’S ROLE IN RISK OVERSIGHT	6
MEETINGS OF THE BOARD OF DIRECTORS	6
BOARD COMMITTEES AND MEETINGS	6
BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS	9
SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS	9
COMPENSATION OF DIRECTORS	9
MANAGEMENT	11
PROPOSAL 2 – NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS	11
PROPOSAL 3 – NON-BINDING, ADVISORY VOTE REGARDING THE FREQUENCY OF VOTING ON THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS	12
COMPENSATION COMMITTEE REPORT	12
COMPENSATION DISCUSSION AND ANALYSIS	13
COMPENSATION OF EXECUTIVE OFFICERS	18
COMPENSATION PURSUANT TO PLANS	19
EQUITY COMPENSATION PLAN INFORMATION	20
PENSION BENEFITS	22
NONQUALIFIED DEFERRED COMPENSATION	23
EMPLOYMENT CONTRACTS	23
POTENTIAL LUMP SUM PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	24
PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN DIRECTOR ELECTIONS	24
TRANSACTIONS WITH MANAGEMENT AND OTHERS	26
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	26
PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27
AUDIT COMMITTEE REPORT	28
OTHER MATTERS	29
STOCKHOLDER PROPOSALS	29
INTERNET AVAILABILITY OF PROXY MATERIALS	29
ANNUAL REPORTS TO STOCKHOLDERS	29
APPENDIX A	A-1

THE FIRST OF LONG ISLAND CORPORATION

10 Glen Head Road

Glen Head, New York 11545

(516) 671-4900

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors (“Board”) of The First of Long Island Corporation (“Corporation” or “Company”) for use at the Annual Meeting of Stockholders to be held at 3:30 P.M. local time at The Carltun, Eisenhower Park, 1899 Hempstead Turnpike, East Meadow, New York on April 19, 2017. The approximate date on which proxy statements and forms of proxy are first being sent or given to stockholders is March 15, 2017.

Proxies in the accompanying form that are properly executed and duly returned to the Corporation, or voted electronically, will be voted at the meeting in accordance with the instructions provided. Where no instructions are indicated, properly executed proxies will be voted “FOR” the proposals set forth in this proxy statement for consideration at the meeting. Each proxy granted may be revoked at any time prior to its exercise by written notice filed with the secretary of the Corporation, by the submission of a later dated and executed proxy or by notice given during the meeting by the stockholder to the presiding officer of the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the annual meeting constitutes a quorum for the transaction of business. Any meeting (whether or not a quorum is present) may be adjourned to a subsequent date, provided notice of the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At an adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally scheduled.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The only class of voting securities of the Corporation is its Common Stock, $.10 par value ("Common Stock"), each share of which entitles the holder thereof to one vote except in the election of directors, where votes may be cumulated as described herein. Only stockholders of record at the close of business on March 1, 2017 are entitled to notice of and to vote at the meeting.

As of March 1, 2017, there were 23,901,419 shares of the Common Stock issued, all of which were outstanding and entitled to vote. To the best knowledge of the Corporation, the only persons owning beneficially more than five percent (5%) of the Common Stock of the Corporation as of March 1, 2017 are identified in the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,593,973 shares (1)	6.67%

Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	1,207,971 shares (2)	5.05%

(1)

Based on a Schedule 13G/A filed on January 9, 2017, which indicates that BlackRock, Inc. has sole voting power with respect to 1,547,610 shares and sole dispositive power with respect to 1,593,973 shares.

(2)	Based on a Schedule 13G/A filed on February 8, 2017, which indicates that Basswood Capital Management, L.L.C. has shared voting and dispositive power with respect to these shares.

Following is information with respect to the beneficial ownership of the Corporation's Common Stock as of March 1, 2017, by all directors and nominees, by the executive officers of the Corporation named in the “Summary Compensation Table” (“named executive officers” or “NEOs”), and by directors and all executive officers of the Corporation as a group.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	Paul T. Canarick	100,793	(1)	.42%
($.10 par value)	Alexander L. Cover	36,795	(2)	.15%
	John J. Desmond	75		-
	Howard Thomas Hogan, Jr.	204,624	(3)	.86%
	John T. Lane	29,044.12%
	Stephen V. Murphy	45,624	(4)	.19%
	Peter Quick	33,354	(5)	.14%
	Milbrey Rennie Taylor	32,198	(6)	.13%
	Walter C. Teagle III	175,485	(7)	.73%
	Eric J. Tveter	5,047.02%
	Michael N. Vittorio	103,377	(8)	.43%
	Mark D. Curtis	88,328	(9)	.37%
	Richard Kick	140,906	(10)	.59%
	Donald L. Manfredonia	149,568	(11)	.62%
	Directors and Executive Officers as a group (16 persons)	1,165,790	(12)	4.83%
(1)	Including 6,272 shares that can be acquired by the exercise of stock options.

(2)	Including 22,226 shares held jointly with Mr. Cover’s wife; and 14,569 shares that can be acquired by the exercise of stock options.

(3)

Including 2,046 shares in the name of Mr. Hogan’s wife; 46,670 shares in the name of Mr. Hogan as Trustee for the benefit of his children; 3,123 shares in the name of Mr. Hogan as Trustee; and 14,569 shares that can be acquired by the exercise of stock options.

(4)	Including 15,075 shares in Mr. Murphy’s 401(k); and 7,868 shares that can be acquired by the exercise of stock options.

(5)	Including 15,000 shares held through an LLC.

(6)	Including 10,118 shares that can be acquired by the exercise of stock options.

(7)	Including 1,517 shares in the name of Mr. Teagle's wife; 18,297 shares in the names of Mr. Teagle’s children; and 29,132 shares that can be acquired by the exercise of stock options.

(8)	Including 1,818 shares that can be acquired by the exercise of stock options.

(9)	Including 3,598 shares held in Mr. Curtis’ IRA; 3,622 shares in the names of Mr. Curtis’ children; and 33,501 shares that can be acquired by the exercise of stock options.

(10)	Including 47,621 shares that can be acquired by the exercise of stock options.

(11)	Including 48,337 shares that can be acquired by the exercise of stock options.

(12)

Including 215,620 shares that can be acquired by the exercise of stock options. Includes 29,044 shares beneficially owned by a director who is retiring from the Board upon the expiration of his term at the Annual Meeting.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

As to Proposal 1 regarding the election of directors, the proxy card being provided by the Board enables a stockholder to vote “For” the election of the five nominees proposed by the Board or to “Withhold Authority” to vote for the nominees being proposed. As discussed under Proposal 1, cumulative voting applies to the election of directors. Directors are elected by a plurality of the votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld.

As to Proposals 2 and 5, a stockholder may: (1) vote “For” the item, (2) vote “Against” the item, or (3) “Abstain” from voting on the item. In order to approve Proposals 2 and 5, each proposal must receive the affirmative vote of a majority of the shares voting on each matter at the annual meeting without regard to either shares as to which the “Abstain” box is marked or broker non-votes. As to Proposal 3 with respect to the advisory vote on the frequency of future votes on executive compensation, a stockholder may vote for 1, 2 or 3 years, or may abstain, and the advisory vote on frequency will be determined by the number of years which receives the most votes cast. In order to approve Proposal 4, the proposal must receive the affirmative vote of the holders of at least seventy percent (70%) of the outstanding shares of Common Stock of the Corporation entitled to vote. Abstentions, broker non-votes and other shares not voted will have the same effect as shares voted against Proposal 4.

Proxies solicited hereby will be returned to the Corporation, tabulated by the Corporation’s registrar and transfer agent and reviewed by the inspectors of election designated by the Board.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Corporation currently consists of eleven members. Effective as of the Annual Meeting, one director whose term of office expires will retire from the Board, and the number of directors shall be reduced to ten. The Board has nominated Howard Thomas Hogan, Jr., Milbrey Rennie Taylor, Walter C. Teagle III and Michael N. Vittorio as the Class I directors for re-election and John J. Desmond for election as a Class I director. Each Board member and nominee, with the exception of Michael N. Vittorio, who serves as President and Chief Executive Officer (“CEO”) of the Corporation and its wholly owned bank subsidiary, The First National Bank of Long Island (“Bank”), is independent as defined in the Nasdaq Rules.

The Board is divided into two classes, Class I and Class II. The following table sets forth the present composition of the Board excluding the retiring director.

Name	Class	Expiration of Term

John J. Desmond	I	2017
Howard Thomas Hogan, Jr.	I	2017
Milbrey Rennie Taylor	I	2017
Walter C. Teagle III	I	2017
Michael N. Vittorio	I	2017
Paul T. Canarick	II	2018
Alexander L. Cover	II	2018
Stephen V. Murphy	II	2018
Peter Quick	II	2018
Eric J. Tveter	II	2018

As to the election of directors, each stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected. A stockholder may also cumulate his or her votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of his or her shares or by evenly distributing such votes on the same principle among any number of candidates. Cumulative voting can affect the election of directors if there are more nominees for director than positions to be filled. In the event that cumulative voting is in effect, it is the intention of the persons named in the accompanying proxy to vote cumulatively for the nominees listed, and if authority for any nominee or nominees is withheld, the votes will be distributed among the remaining candidates at the discretion of the Board.

It is intended that shares represented by properly executed proxies will be voted at the meeting in accordance with the instructions indicated thereon and, in the absence of contrary indication, for the election of Directors Desmond, Hogan, Taylor, Teagle and Vittorio. Each of the Class I directors will hold office until the 2019 Annual Meeting of Stockholders or until his or her successor is elected and qualified. If at the time of the 2017 Annual Meeting any of the nominees named above is unavailable or chooses not to serve as a director (an event that the Board does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board of Directors may designate.

The Board of Directors recommends a vote FOR all named nominees.

The following table sets forth a brief description of the business experience during the past five years of each of the nominees and Board members continuing in office. It also indicates any other directorships held during the past five years in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934 (“Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. The year set forth for each director is the year in which the person named became a director of the Corporation and the Bank with the exception of Mr. Hogan, who became a director of the Corporation upon its formation in 1984.

BUSINESS EXPERIENCE OF DIRECTORS

Name	Principal Occupations and Other Directorships for Last 5 Years	Director Since

Paul T. Canarick (Age 60)	President and Principal, Paul Todd, Inc. (Construction Company)	1992
Alexander L. Cover (Age 73)	Business and Management Consultant (Private Practice); Retired Partner of Ernst & Young LLP	2003
John J. Desmond (Age 66)	Retired Partner of Grant Thornton LLP	2016
Howard Thomas Hogan, Jr. (Age 72)	Hogan & Hogan (Attorney, Private Practice)	1978
Stephen V. Murphy (Age 71)	President, S.V. Murphy & Co. (Financial Advisory Services); Director, Man FRM Alternative Multi-Strategy Fund LLC; UST Global Private Markets Fund, LLC; Excelsior Venture Partners III, LLC; Excelsior Private Markets Fund II, LLC; Excelsior Private Markets Fund III, LLC; NB Crossroads Private Markets Fund IV, LLC	2005
Peter Quick (Age 61)	Retired President of the American Stock Exchange; Partner of Burke and Quick Partners Holdings LLP, the parent company of Burke & Quick Partners LLC, a broker dealer; Director, Medicure Inc.; Gain Capital; Apicore LLC	2015
Milbrey Rennie Taylor (Age 70)	Retired Executive Producer of CBS News	2008
Walter C. Teagle III (Age 67)	Chairman of the Board, The First of Long Island Corporation and The First National Bank of Long Island; President and Owner, Teagle Management, Inc. (Private Investment Firm); Managing General Partner, Gulo Capital Partners L.P. (Private Investment Partnership); Chairman and Director, The Teagle Foundation, Inc. (Private Foundation)	1996
Eric J. Tveter (Age 58)	Chief Executive Officer, Central Europe Group, Liberty Global plc; formerly: Chief Executive Officer, Austria/Switzerland Region Liberty Global plc; Chief Executive Officer, upc cablecom GmbH of Switzerland and Director, Open TV	2013
Michael N. Vittorio (Age 64)	President and Chief Executive Officer, The First of Long Island Corporation and The First National Bank of Long Island	2003

QUALIFICATIONS OF DIRECTORS

Diversity. The Governance and Nominating Committee believes that the Board as a whole should adequately reflect the diversity of the Company’s constituencies and the communities in which the Company conducts business. Although the Committee considers diversity in identifying nominees for director, it does not have a formal policy in this regard. The Committee has a broad view of diversity, and conceptualizes it to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to board heterogeneity, as well as race, ethnicity, gender, and other characteristics.

Specific Core Competencies. In addition to general qualifications and the consideration of diversity, the Governance and Nominating Committee has developed a Skill Sets Matrix that sets forth the specific core competencies it believes one or more Board members should possess. The matrix is used to evaluate the collective skills of the existing board and identify the skills that the Committee should seek when filling a Board vacancy or increasing the size of the Board. The Governance and Nominating Committee recognizes that some Board members may possess many of the core competencies, while others will possess only a few, but that each Board member should have particular strength with respect to at least one. The identified core competencies, which are subject to change from time to time, include, but are not limited to: corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance or investments, technology or information security, mergers and acquisitions, legal or regulatory, real estate, marketing or public relations and financial accounting experience necessary to qualify as an “audit committee financial expert” as defined in Regulation S-K of the Securities and Exchange Commission.

With respect to each of the Corporation’s directors, the narrative that follows sets forth the specific experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a director considering the Company’s business and structure and the general qualifications and core competencies identified and deemed desirable by the Governance and Nominating Committee.

Paul T. Canarick - Mr. Canarick joined the Board in 1992, is a member of the Governance and Nominating, Loan and Asset Liability Committees. Mr. Canarick is President and Principal of Paul Todd, Inc., a privately held construction company. Mr. Canarick’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include banking, business leadership, organizational management and business operations and real estate.

Alexander L. Cover - Mr. Cover joined the Board in 2003 and is Chairman of the Audit Committee and a member of the Governance and Nominating and Asset Liability Committees. He is currently a business and management consultant in private practice and, among other things, assists privately held companies with developing business plans. Previously he was Partner In Charge of the financial institutions practice of the Long Island office of Ernst & Young LLP. At Ernst & Young, Mr. Cover’s experience also included, among other things, serving as review partner on both SEC and non-SEC engagements. Mr. Cover has also been a director of a number of not-for-profit entities. Mr. Cover’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance, mergers and acquisitions, legal and regulatory.

John J. Desmond - Mr. Desmond joined the Board in 2016 and is a member of the Audit Committee. Previously he was Partner In Charge of the Long Island office of Grant Thornton LLP from 1988 through his retirement from the firm in 2015. At Grant Thornton, Mr. Desmond’s experience also included, among other things, serving as lead audit partner for many public and privately-held clients. Mr. Desmond was elected by the U.S. Partners of Grant Thornton LLP to be a Partnership Board Member. The Board was responsible for oversight of many of the firm’s activities including strategic planning, the performance of the senior leadership team and financial performance. Mr. Desmond also serves or has served as a board member of a number of not-for-profit entities. Mr. Desmond’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance, mergers and acquisitions, legal and regulatory.

Howard Thomas Hogan, Jr., Esq. - Mr. Hogan joined the Board in 1978 and is a member of the Loan and Governance and Nominating Committees. Mr. Hogan is currently an attorney in private practice, with an emphasis on real estate. He currently serves and has served as a director of numerous not-for-profit and community organizations. His experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, legal, real estate and public relations.

Stephen V. Murphy - Mr. Murphy joined the Board in 2005 and is Chairman of the Loan Committee and a member of the Compensation and Asset Liability Committees. He is currently President of S.V. Murphy & Co., a financial advisory firm. He also serves as a director of several registered investment companies. Mr. Murphy’s experience includes Merrill Lynch Capital Markets, where he was Managing Director in the Investment Banking Department in charge of the Financial Institutions Mergers and Acquisitions Group. Prior to that, Mr. Murphy was with The First Boston Corporation as Managing Director in the Corporate Finance Department in charge of the Commercial Banking Group for Financing and Strategic Services. Mr. Murphy also serves or has served as a director for various publicly held and not-for-profit entities. Mr. Murphy’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, accounting and reporting, finance and investments and mergers and acquisitions.

Peter Quick - Mr. Quick joined the Board in 2015 and is a member of the Audit, Governance and Nominating and Loan Committees. Mr. Quick has over 30 years of experience in the securities and financial services industries. He is a recognized leader in the securities industry with experience in the domestic and international equity markets, equities market making, market structure reform, trading technology and clearing operations. Mr. Quick is a Partner of Burke and Quick Partners Holdings LLP, the parent company of Burke & Quick Partners LLC, a broker dealer. Mr. Quick was President of the American Stock Exchange from 2000 to 2005. Prior to joining the American Stock Exchange, he served as President of Quick & Reilly Inc., a Quick & Reilly subsidiary and a national discount brokerage firm. Mr. Quick also serves or has served as a director of a number of publicly held companies and not-for-profit entities. Mr. Quick’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance and investments, mergers and acquisitions, legal and regulatory and real estate.

Milbrey Rennie Taylor - Ms. Taylor joined the Board in 2008 and is Chairwoman of the Governance and Nominating Committee and a member of the Compensation Committee. Ms. Taylor’s experience includes over thirty years in the television news business. She served as Executive Producer of CBS News Sunday Morning and CBS Weekend News. Ms. Taylor also served as Vice President of ThirdAge Media, an Internet company partly owned by CBS, Inc. Ms. Taylor serves and has served as a director of a number of not-for-profit entities. Ms. Taylor’s experience has provided her with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, strategic planning, business leadership, organizational management and business operations, marketing and public relations.

Walter C. Teagle III - Mr. Teagle joined the Board in 1996, became Chairman of the Board in 2005 and is an ex officio member for all purposes of all Board committees of the Corporation and the Bank. Mr. Teagle is currently President and owner of Teagle Management, Inc., a private investment firm, Chairman and director of The Teagle Foundation, Inc. and Managing General Partner of Gulo Capital Partners L.P., a private investment partnership. Mr. Teagle’s past experience includes a variety of executive and board positions including Managing Director, Groton Partners LLC, a merchant banking firm; Officer and Managing Director, Groton Asset Management LLC, an investment management company; Executive Vice President and Director, Lexent, Inc., a publicly-held infrastructure service provider; and President, Chief Executive Officer, and Director, Metro Design Systems, Inc., an engineering design services firm. Mr. Teagle has also been a director of not-for-profit entities. Mr. Teagle’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance and investments and mergers and acquisitions.

Eric J. Tveter - Mr. Tveter joined the Board in September 2013 and is Chairman of the Compensation Committee and a member of the Audit Committee. He is currently Chief Executive Officer, Central Europe Group, Liberty Global plc. Prior to that he was Chief Executive Officer of Liberty Global’s Swiss and Austrian Region and Chief Executive Officer of upc cablecom GmbH of Switzerland, a Liberty Global company. Mr. Tveter has extensive knowledge and experience in the US, UK and European cable industries. He was President of UK cable operator Telewest Global Inc. and held a range of senior management positions at Time Warner Cable, Comcast Corporation and Cablevision Systems Corporation. Mr. Tveter was a Non-Executive Board Member of Open TV and served as Chairman of Sightspeed Inc, a video conferencing and communications provider. Mr. Tveter’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include banking, strategic planning, business leadership, organizational management and business operations, accounting and reporting, finance, technology and information security, mergers and acquisitions, real estate, marketing and public relations.

Michael N. Vittorio - Mr. Vittorio has been President and Chief Executive Officer of the Corporation and the Bank since 2003. Prior to his employment by the Company in 2002, Mr. Vittorio was employed at J.P. Morgan Chase as Senior Vice President responsible for managing Chase Insurance Agency’s Insurance Brokerage and Advisory Service Business. Previously he served in various capacities at J.P. Morgan Chase including Senior Credit Officer for Small Business Financial Services, Middle Market Regional Manager and Division Executive in the Small Business/Commercial Division. Mr. Vittorio also serves or has served as a director of a variety of not-for-profit entities. Mr. Vittorio’s experience has provided him with a number of the core competencies identified by the Governance and Nominating Committee, which include corporate governance, banking, strategic planning, business leadership, organizational management and business operations, mergers and acquisitions, real estate, marketing and public relations.

BOARD LEADERSHIP STRUCTURE

The Board has determined that the Chairman of the Board will be an independent director. The Board believes that management accountability and the Board’s independence from management are best served by having an independent, non-executive chairman.

Walter C. Teagle III has served as Chairman of the Board since May 2005. As Chairman, Mr. Teagle organizes the work of the Board and ensures that the Board has access to sufficient information to enable it to carry out its responsibilities, including monitoring the Corporation’s performance and the performance of the Board and management. The role of the Chairman of the Board includes: (1) presiding over all meetings of the Board and stockholders, including regular executive sessions of the Board in which the Chief Executive Officer, a management director, and other members of management do not participate; (2) establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer; (3) serving as an ex officio member of each board committee and advising with respect to the work of each Board committee; (4) coordinating periodic Board reviews of management’s strategic plan for the Corporation; and (5) coordinating the Compensation Committee annual performance review of the Chief Executive Officer.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is an integral part of Board and Board committee discussions. The significant risks facing the Corporation are set forth in an Enterprise Risk Management document. The Corporation’s management team, which includes a Chief Risk Officer, is responsible for identifying, assessing and managing risk and the Board is responsible for risk oversight and fulfills this responsibility primarily through its committees. In granting authority to management, approving policies and strategies and receiving management reports, the Board and its committees consider, among other things, the risks that the Corporation faces. For each critical risk, such as credit risk, interest rate risk and liquidity risk, the Corporation has a formal written policy that is approved by an appropriate Board committee or the full Board.  As reflected in the Corporation's Corporate Governance Guidelines, the Board and its committees address succession planning risk both in the ordinary course of business and on a contingent basis in case of unexpected events.

The following table sets forth the Board and Board committee risk oversight responsibilities.

Board or Board Committee	Risk Oversight Responsibilities

Board of Directors	Strategic, Earnings and Management Succession

Loan Committee	Credit and Allowance for Loan Losses

Asset Liability Committee	Interest Rate, Liquidity, Price and Market

Audit Committee	Financial Reporting, Internal Control, Compliance, Operational, Technology, Information Security, Business Continuity and Fiduciary

Governance and Nominating Committee	Reputation, Legal and Board Succession

Compensation Committee	Compensation and Retention

MEETINGS OF THE BOARD OF DIRECTORS

All of the members of the Board of the Corporation also serve on the Board of the Bank. The Board of the Corporation held ten regular meetings during 2016. Each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which such director served.

BOARD COMMITTEES AND MEETINGS

The Board of the Corporation has three standing committees: the Governance and Nominating Committee; the Audit Committee; and the Compensation Committee. The Board of the Bank also has two standing committees: the Loan Committee and the Asset Liability Committee.

Governance and Nominating Committee

All the members of the Corporation’s Governance and Nominating Committee are independent directors as defined in the Nasdaq Rules. The members of the Governance and Nominating Committee are Paul T. Canarick, Alexander L. Cover, Howard Thomas Hogan, Jr., Peter Quick, Milbrey Rennie Taylor and Walter C. Teagle III. The Committee met six times during 2016.

The Corporation’s Board has adopted a formal written charter for the Governance and Nominating Committee. A current copy of the charter and the Corporation’s Corporate Governance Guidelines are available on the Corporation’s website by going to www.FNBLI.com, placing the cursor over “Investor Relations,” then clicking on “Corporate Governance” and then clicking on “Board Governance and Nominating Committee Charter” or “Corporate Governance Guidelines.”

Among other things, the Governance and Nominating Committee is currently responsible for: (1) identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders; (2) recommending to the Board written corporate governance guidelines and monitoring compliance with said guidelines; (3) leading the Board in an annual Board self-assessment and reporting to the Board on its own self-assessment and the self-assessments performed by the other Board committees; (4) recommending to the Board director candidates for each committee; and (5) establishing the director skill sets matrix to evaluate the collective skills of the existing board and to identify skills that may be sought when filling vacancies.

Although the Corporation has a long history of being able to attract and maintain a cohesive Board with the variety of skills necessary to oversee the affairs of the Corporation, the Governance and Nominating Committee will consider director candidates recommended by stockholders. Submission of candidates may be made in writing at any time. However, to be considered by the Governance and Nominating Committee for nomination at the 2018 annual meeting, such submissions should be made no later than December 15, 2017 to the Chairwoman of the Governance and Nominating Committee at the Corporation’s address set forth in this proxy statement. In addition, nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors provided that such nominations are made in accordance with the provisions of the Corporation’s bylaws establishing the information and notice requirements for such nominations.

In addition to interviews, the Governance and Nominating Committee may evaluate potential nominees by reviewing resumes, checking business and/or personal references, and performing background checks as deemed appropriate. The Corporation has not paid a fee to any third party or parties to assist in identifying or evaluating potential nominees.

Except for Mr. Desmond who was elected by the Board of Directors in September 2016, all of the Class I nominees approved by the Governance and Nominating Committee for inclusion on the Corporation’s proxy card for the Annual Meeting of Stockholders to be held April 19, 2017 are directors standing for re-election. Mr. Desmond’s introduction to the Board was based on the recommendation of the Audit Committee Chairman and the CEO.

Audit Committee

The members of the Audit Committee are Alexander L. Cover, John J. Desmond, Peter Quick, Walter C. Teagle III and Eric J. Tveter. The Committee met eight times during 2016.

The Corporation’s Board has adopted a formal written charter for the Audit Committee. A current copy of the charter is available on the Corporation’s website by going to www.FNBLI.com, placing the cursor over “Investor Relations,” then clicking on “Corporate Governance” and then clicking on “Board Audit Committee Charter.”

The Board has determined that all members of the Audit Committee are independent as independence for audit committee members is defined in SEC Rule 10A-3 and the Nasdaq Rules. The Board has also determined that Alexander L. Cover, John J. Desmond and Eric J. Tveter each qualify as an “audit committee financial expert” as that term is defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Board of Directors has also determined that all members of the Audit Committee have banking or related financial management expertise.

The responsibilities of the Audit Committee are described under the heading “Audit Committee Report” in this proxy statement.

Compensation Committee

All the members of the Corporation’s Compensation Committee are independent directors as defined in the Nasdaq Rules. The members of the Compensation Committee are Stephen V. Murphy, Milbrey Rennie Taylor, Walter C. Teagle III and Eric J. Tveter. The Committee met eight times during 2016.

The Corporation’s Board has adopted a formal written charter for the Compensation Committee. A current copy of the charter is available on the Corporation’s website by going to www.FNBLI.com, placing the cursor over “Investor Relations,” then clicking on “Corporate Governance” and then clicking on “Board Compensation Committee Charter.”

The Compensation Committee is responsible for: (1) conducting a periodic review of the Corporation’s incentive-based compensation policy and other compensation policies, strategies and plans for the CEO, other executive officers and non-employee directors and reporting and making recommendations to the Board with respect thereto; (2) recommending to the Board approval of employment contracts for the CEO and other executive officers; (3) evaluating the performance of the CEO and recommending to the Board the base salary level for the CEO; (4) reviewing, at its discretion, the CEO’s performance evaluation of the other executive officers of the Corporation and recommending to the Board the base salary level of each such officer; (5) recommending to the Board approval of cash compensation for non-employee directors; (6) setting corporate goals used to determine cash and equity incentive compensation paid to the CEO and other executive officers; (7) approving cash incentive compensation for the Corporation’s CEO and other executive officers pursuant to the Corporation’s compensation program; (8) administering the Corporation’s non-equity and equity incentive plans, including approving awards of stock-based compensation to NEOs, other executive officers, employees and non-employee directors; (9) reviewing the overall annual salary budget for the Bank’s entire employee population; (10) conducting, or causing to be conducted, at its discretion, a periodic review of the Corporation’s pension, 401(k), supplemental executive retirement and health and welfare plans; (11) reviewing and approving the compensation disclosures included in the Corporation’s annual proxy statement and preparing or causing to be prepared an annual report of the Committee on executive compensation to be included therein; (12) considering the results of the most recent non-binding, stockholder advisory vote on executive compensation and, if deemed necessary, recommending to the Board changes in compensation policies, practices and decisions; and (13) reviewing the most recent non-binding, stockholder advisory vote on the frequency of stockholder votes on executive compensation and, in light of such advisory vote, recommending to the Board how frequently the Corporation should include in its proxy materials a non-binding, stockholder advisory vote on the compensation of its named executive officers.

The Compensation Committee administers the Corporation’s equity incentive plan, including selecting directors and officers to whom awards are to be made and determining the timing, duration, amount, type and terms of each award. Members of the Compensation Committee as well as all other non-employee directors of the Corporation have been eligible for awards of stock-based compensation in the past and it is currently anticipated that they will be eligible for future awards.

In determining an appropriate level of compensation for the CEO, other executive officers and the Board, the Compensation Committee periodically engages an independent compensation consulting firm to gather and help analyze the information necessary to make such determinations. In 2015, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”), an independent national compensation consulting firm, to conduct a review of the compensation of the Company’s CEO, other executive officers and the Board. The objective of the review was to provide an assessment of the competitiveness and effectiveness of the Corporation’s compensation programs relative to peer banks.

In performing their review, PM&P worked with the Compensation Committee to develop a custom peer group. The peer banks were similar in size and scope to the Bank, with total assets averaging approximately $3.7 billion. This average compares to total assets for the Bank of approximately $3.5 billion at year-end 2016. The peer group consisted of seventeen (17) publicly-held bank holding companies located in the Bank’s general geographic area and included Arrow Financial Corporation, Bridge Bancorp, Inc., Bryn Mawr Bank Corporation, Citizens & Northern Corporation, CNB Financial Corporation, Financial Institutions, Inc., Flushing Financial Corporation, Hudson Valley Holding Corp., Lakeland Bancorp, Inc., Metro Bancorp, Inc., Peapack-Gladstone Financial Corporation, S&T Bancorp, Inc., Sterling Bancorp, Suffolk Bancorp, Sun Bancorp, Inc., Univest Corporation of Pennsylvania, and Washington Trust Bancorp, Inc. In addition to gathering and analyzing compensation data for the peer group, PM&P also gathered and analyzed peer compensation data from published industry surveys, including their own survey and surveys performed by other nationally recognized compensation consulting firms. In performing their reviews, PM&P assessed the elements of executive compensation both individually and in the aggregate, including base salary, annual cash incentive compensation and annual equity awards. Based on their reviews, PM&P provided the Compensation Committee with a comparison of the compensation of the CEO and other executive officers to the market median. PM&P also provided observations and recommendations on emerging trends and best practices in executive compensation.

Other than the services described above, PM&P did not provide any other services to the Company. The Compensation Committee received a letter from PM&P regarding its independence under the six factors to be considered for such purposes under Nasdaq Rules, assessed the independence of PM&P pursuant to such rules and determined that PM&P is an independent and conflict-free advisor to the Corporation.

The Compensation Committee considers the most recent stockholder say-on-pay advisory vote in reviewing the Corporation’s executive compensation policies, practices and decisions. The Compensation Committee concluded that no significant revisions were necessary to our executive compensation program as a result of the most recent say-on-pay vote.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee: (1) was an officer or employee of the Corporation or the Bank; (2) was formerly an officer of the Corporation or the Bank; or (3) had any relationship requiring disclosure by the Corporation under the SEC’s rules governing disclosure of related party transactions.  No executive officer of the Corporation served as a director or member of a compensation committee of another entity, one of whose executive officers served as a member of the Corporation’s Board of Directors or Compensation Committee.

Loan Committee of the Bank

The members of the Loan Committee are Paul T. Canarick, Howard Thomas Hogan, Jr., John T. Lane, Stephen V. Murphy, Peter Quick, Walter C. Teagle III and Michael N. Vittorio. The Committee met five times during 2016.

The Loan Committee is responsible for providing oversight with respect to the Bank’s lending activities. In this regard, the Committee: (1) oversees credit risk and approves policies that govern lending activities and credit risk management; (2) reviews and ratifies the allowance for loan and lease losses; (3) reviews and approves specific loan transactions where required by policy; and (4) reviews reports from management, internal auditors, the internal loan review function and regulators related to lending activities and credit risk.

Asset Liability Committee of the Bank

The members of the Asset Liability Committee are Paul T. Canarick, Alexander L. Cover, John T. Lane, Stephen V. Murphy, Walter C. Teagle III and Michael N. Vittorio. The Committee met five times during 2016.

The Asset Liability Committee is responsible for providing oversight with respect to the Bank’s achievement of its overall objective of optimizing returns consistent with prudent risk management regarding assets, liabilities, equity and off-balance sheet activities. In this regard, the Committee: (1) oversees investment risk and approves the investment policy limits and operating guidelines set forth in the Bank’s Investment Policy; (2) oversees interest rate risk and approves the risk limits and operating guidelines set forth in the Bank’s Interest Rate Risk Policy; (3) oversees liquidity risk and approves the risk limits and operating guidelines set forth in the Bank’s Liquidity Policy and Liquidity Contingency Plan; and (4) oversees management’s use, if any, of embedded and stand-alone derivative instruments for purposes of managing interest rate risk.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Board strongly encourages each of its members to attend the Annual Meeting of Stockholders. In this regard, the Board sets the date for the Annual Meeting of Stockholders to coincide with its April Board meeting. All directors except for Mr. Tveter attended the prior year’s Annual Meeting of Stockholders, which was held on April 19, 2016.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Corporation’s Board does not have a formal process for security holders to send communications to the Board. The Board believes that a formal process is unnecessary because the Corporation is relatively small and both the Chairman of the Board and the President and CEO, who is also a director, are easily accessible by telephone and mail.

COMPENSATION OF DIRECTORS

Cash Compensation

The Chairman of the Board of the Corporation and the Bank receives an annual retainer for service on both boards. Non-employee directors of the Corporation receive an annual retainer for service on both boards for attending up to ten meetings per year and a per meeting fee for each meeting in excess of ten. Annual retainers and per meeting fees for service on both boards in 2016 are shown in the following table.

Board Member	Annual Retainer	Per Meeting Fee
Chairman	$111,000	None
Non-employee Directors	$32,500	$1,250

Non-employee directors of the Corporation and the Bank receive annual retainers for Board committee service as shown in the following table.

Committee	Committee Chair	Committee Member
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Governance and Nominating Committee	$8,000	$4,000
Asset Liability Committee	$10,000	$5,000
Loan Committee	$10,000	$4,000

There are no per meeting fees for standing committee meetings. Loan Committee members are paid $500 for each Management Loan Committee meeting attended and Ad-Hoc Committee members are paid $500 for each meeting attended.

The Chairman does not receive per meeting fees or committee retainers. The CEO does not receive retainers or per meeting fees for Board or Board committee service.

Stock-based Compensation

The Corporation’s 2014 Equity Incentive Plan allows for the granting of equity awards to non-employee directors of the Corporation. Equity compensation for directors consists of restricted stock units (“RSUs”). The number of RSUs granted to the Chairman and each non-employee director is in accordance with a methodology recommended by the Compensation Committee and adopted by the Board of Directors.

RSUs granted prior to January 19, 2016, are generally convertible into shares of Common Stock after three years provided certain performance criteria are met (“performance-based RSUs”). RSUs granted to non-employee directors on January 19, 2016, and January 27, 2017, are time-based RSUs that vest ratably and convert into shares of Common Stock over a three-year time period. The RSUs granted in January 2016 also receive annual cash dividend equivalents at the same rate as the dividends declared by the Board on the Corporation’s common stock. The ability to convert performance-based RSUs into shares of Common Stock after three years and the related conversion ratio is determined in the same manner as for executive officers described in the “Compensation Discussion and Analysis” in this proxy statement. All outstanding RSUs immediately vest upon an involuntary termination following a change in control, total and permanent disability or death. Except for performance-based RSUs granted to NEOs, all outstanding RSUs also immediately vest upon retirement. For the NEOs, performance-based RSUs outstanding at the date of retirement vest upon completion of the related performance period and attainment of the relevant performance criteria.

Retirement Plan

On June 18, 1991, the Board of Directors of the Bank adopted The First National Bank of Long Island Retirement Plan for Directors ("Retirement Plan"). Effective December 31, 2000, benefits earned to date were frozen and the ability of directors to earn additional benefits was discontinued. Upon retirement after attaining the age of sixty (60), each of the current directors who was a director prior to 2001 will receive a credit ("Credit Percentage") of ten percent (10%) multiplied by the number of years of service on the Board through December 31, 2000, not to exceed one hundred percent (100%). The annual benefit ("Annual Benefit") payable under the Retirement Plan is equal to the monthly Board of Directors’ attendance fee in effect as of December 31, 2000, which was $1,000, multiplied by twelve (12) and then multiplied by the Credit Percentage. The Annual Benefit is payable in quarterly installments for a period of seven (7) years from the date of retirement ("Payment Period"). In the event of the death of a director or a retired director, the surviving spouse of such director is entitled to receive an annual payment equal to seventy-five percent (75%) of the Annual Benefit, calculated as set forth above, and payable over the remainder of the applicable Payment Period. Messrs. Canarick, Hogan and Teagle are the only directors participating in the Retirement Plan.

The following table sets forth information concerning the compensation of directors for 2016.

Director Compensation

	Fees Earned or Paid in Cash	Stock Awards (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	Total	Aggregate Option Awards Outstanding	Aggregate Stock Awards Outstanding (3)
Name	($)	($)	($)	($)	(#)	(#)
Paul T. Canarick	49,750	35,000	1,388	86,138	6,272	5,218
Alexander L. Cover	64,750	35,000		99,750	16,801	5,218
John J. Desmond (4)	9,375	9,851		19,226		375
Howard Thomas Hogan, Jr., Esq.	46,250	35,000	3,453	84,703	16,801	5,218
John T. Lane (5)	54,750	35,000		89,750		5,218
Stephen V. Murphy	63,750	35,000		98,750	7,868	5,218
Peter Quick	51,750	35,000		86,750		1,818
Milbrey Rennie Taylor	47,500	35,000		82,500	10,118	5,218
Walter C. Teagle III	111,000	70,000	96	181,095	29,132	10,437
Eric J. Tveter	50,500	35,000		85,500		5,218

(1)

The values shown are for time-based RSU awards made in January 2017 based on 2016 service and represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. (See Note I "Stock-Based Compensation" to the Corporation's 2016 Consolidated Financial Statements.)

(2)	The change in pension value represents interest on the benefit frozen as of December 31, 2000.

(3)

With respect to outstanding performance-based RSUs, this column includes the maximum number of shares into which they can potentially be converted.  Includes grants in January 2017 based on 2016 service.

(4)	Mr. Desmond was first appointed to the Board in September 2016.

(5)	Mr. Lane is retiring from the Board upon the expiration of his term at the Annual Meeting.

MANAGEMENT

The following table sets forth information about all executive officers of the Corporation and the Bank as of the date of this proxy statement.

Executive Officers	Age	Present Capacity	Officer Since

Michael N. Vittorio	64	Director, President and Chief Executive Officer of the Corporation and the Bank	2002
Mark D. Curtis	62	Senior Executive Vice President and Chief Financial Officer of the Corporation and the Bank; Treasurer of the Corporation and Cashier of the Bank	1997
Richard Kick	59	Executive Vice President of the Corporation and the Bank; Senior Retail Lending Officer, Senior Facilities Administrator and Chief Security Officer of the Bank	1991
Donald L. Manfredonia	65	Executive Vice President of the Corporation and the Bank and Senior Lending Officer of the Bank	1987
Christopher Becker	51	Executive Vice President and Chief Risk Officer of the Corporation and the Bank; Secretary of the Corporation	2011
Richard P. Perro	51	Executive Vice President of the Corporation and the Bank; Branch Distribution Officer and Deputy Security Officer of the Bank	2002

Mr. Curtis, the Chief Financial Officer of the Corporation and the Bank, was promoted to Senior Executive Vice President of the Corporation and the Bank in 2016. Prior to that, Mr. Curtis served as Executive Vice President of the Corporation and the Bank.

Mr. Becker joined the Corporation and the Bank in 2011 as Vice President of the Corporation and Senior Vice President and Deputy Chief Financial Officer of the Bank. In 2013, Mr. Becker was promoted to Executive Vice President and Chief Risk Officer of the Corporation and the Bank. Mr. Becker was named Secretary of the Corporation in 2017.

Mr. Perro joined the Bank in 2002 as Vice President and Branch Manager. In 2013, Mr. Perro was promoted to Executive Vice President of the Corporation and the Bank and Head of Branch Distribution for the Bank.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE

CORPORATION’S NAMED EXECUTIVE OFFICERS

The compensation paid to our named executive officers is disclosed in this proxy statement in the sections entitled “Compensation Discussion and Analysis,” “Compensation of Executive Officers,” “Compensation Pursuant to Plans” and “Employment Contracts.” We believe that our compensation policies, practices and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term best interests of our stockholders.  Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Corporation successfully in a competitive environment. Stockholders are being asked to cast a non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s named executive officers as disclosed in its proxy statement for the April 19, 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and voting on this item will be required for approval.

Your vote on this Proposal 2 is advisory, and therefore not binding on the Corporation, the Compensation Committee or the Board.  The vote will not be construed to overrule any decision by the Corporation or the Board; to create or imply any change to the fiduciary duties of the Corporation or the Board; or to create or imply any additional fiduciary duties for the Corporation or the Board.  However, our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is a significant vote against the compensation paid to our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the proposal to approve the compensation paid to the Corporation’s named executive officers.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE REGARDING THE FREQUENCY OF VOTING ON THE COMPENSATION PAID

TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, the Company is also providing stockholders with a non-binding, advisory vote on the frequency with which the Corporation’s stockholders shall have the advisory say-on-pay vote on compensation paid to our named executive officers provided for in Proposal 2. We currently hold the say-on-pay vote every year.

The Corporation is presenting this Proposal 3, which gives you as a stockholder the opportunity to inform the Corporation as to how often you wish us to include a proposal, similar to Proposal 2 above, in our proxy statement.  In particular, we are asking whether the advisory vote should occur every year, every two years or every three years.  The Corporation asks that you support a frequency period of every year for future non-binding, advisory stockholder votes on the compensation paid to our named executive officers. Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of The First of Long Island Corporation determine, on an advisory basis, that the frequency with which the stockholders of the Corporation shall have an advisory vote on the compensation paid to our named executive officers set forth in the Corporation’s proxy statement is:

Choice 1 – every year;

Choice 2 – every two years;

Choice 3 – every three years; or

Choice 4 – abstain from voting.

If there is no designation on any proxy as to how the shares represented should be voted, the proxy will be voted for Choice 1 – every year.

The Board continues to believe that an annual stockholder vote on the compensation paid to our named executive officers represents a best practice in corporate governance and will provide the Board with current information on stockholder sentiment about our executive compensation program and enable the Board to respond timely, when deemed appropriate, to stockholder concerns about the program.

Our stockholders voted on a similar proposal in 2011, with a majority voting to hold the say-on-pay voting every year.

As with your vote on Proposal 2, your vote on this Proposal 3 is advisory, and therefore not binding on the Corporation, the Compensation Committee or the Board.  The vote will not be construed to overrule any decision by the Corporation or the Board; to create or imply any change to the fiduciary duties of the Corporation or the Board; or to create or imply any additional fiduciary duties for the Corporation or the Board.  However, our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote in favor of one frequency over the other options, we will consider our stockholders’ sentiment and the Board will evaluate any appropriate next steps.

The Board of Directors recommends a vote FOR a frequency of every year for future non-binding, advisory stockholder votes on the compensation paid to our named executive officers.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis included herein and provided pursuant to Item 402(b) of Regulation S-K.

Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

●	Eric J. Tveter, Chairman
●	Stephen V. Murphy
●	Milbrey Rennie Taylor
●	Walter C. Teagle III

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (“1933 Act”) or the Securities Exchange Act of 1934 (“1934 Act”), except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of the compensation awarded to, earned by or paid to the named executive officers. The discussion explains all the material elements of the Corporation’s compensation of the named executive officers. It should be read in conjunction with the other executive compensation disclosures that appear elsewhere in this proxy statement.

Guiding Principles

In designing and maintaining a compensation program for the Corporation’s named executive officers, other executive officers and employees, the Compensation Committee adheres to the following guiding principles:

(1)	The compensation program should be principles-based, employ best practices in executive compensation and consider all relevant regulatory guidance regarding sound incentive compensation policies.

(2)

The compensation program should be designed and supervised by the Compensation Committee with, as needed, the assistance of independent compensation consultants, legal counsel and other advisors who have significant experience in risk management, compensation practices and legal matters in the financial services industry.

(3)

The Compensation Committee should consist entirely of independent directors and operate under a charter adopted by the Board of Directors that clearly defines its duties and responsibilities. Significant approvals by the Compensation Committee regarding the provisions of the executive compensation program and awards thereunder should be ratified by the full Board of Directors.

(4)

A significant portion of executive compensation awarded under the program should be directly tied to corporate performance and thereby closely aligned with the interests of stockholders. The corporate performance levels necessary to earn threshold, target and maximum cash incentive and equity awards should be determined by the Compensation Committee and should not encourage inappropriate risks that could lead to material financial loss to the Bank.

(5)

The compensation program should enable the Corporation to attract and retain highly skilled professionals in each necessary discipline (i.e., executive, financial, lending, operations, risk management).

(6)

Compensation paid should be appropriately balanced between short and long-term components. The short-term components should consist of base salary and cash incentive compensation and the long-term components should be equity awards that vest over time as well as retirement benefits.

(7)

The competitiveness of total direct compensation, which consists of base salary, cash incentive and equity awards, should be tested regularly by a comparison to: (1) a group of peer banks selected by the Compensation Committee that are similar in size and scope to the Corporation; and (2) amounts published in compensation surveys for the banking industry conducted by nationally recognized independent compensation consulting firms.

(8)	The compensation program should achieve internal equity among the Corporation’s executive officers.

(9)	Retirement benefits should be market competitive and evaluated based on the percentage of the executive’s income replaced in retirement.

(10)

Payments upon a change in control or termination should be market competitive, reasonable in amount and designed to ensure that the executive officers of the Bank are not significantly harmed nor unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank, that may be in the best interests of the Corporation’s stockholders.

(11)

The Compensation Committee should identify those employees, whether they are executive officers or otherwise, who could potentially expose the Corporation to material amounts of risk. The compensation of such employees should be designed to discourage imprudent risk taking and contain maximum incentive amounts that do not represent windfalls.

(12)	Clawbacks should be utilized within the compensation program in accordance with our clawback policy and applicable law.

(13)	Retention of vested or exercised equity awards should be required until stock ownership guidelines are met.

(14)	Employees, whether they are executive officers or otherwise, should be prohibited from hedging the value of equity compensation that vests over time.

(15)	Performance goals should be established by the Compensation Committee and ratified by the full Board of Directors.

(16)	Achievement of performance goals should be certified by the Compensation Committee prior to the payment of awards.

Objectives of the Executive Compensation Program

The Corporation’s executive compensation program is designed to enable the Corporation to attract and retain talented executive officers necessary to safely and successfully operate and grow the Bank. The executive compensation program promotes sound risk management and long-term value creation for our stockholders.

What the Executive Compensation Program is Designed to Reward

Certain elements of the executive compensation program are intended to reward current performance. By offering long-term equity compensation, the executive compensation program is also designed to reward executive officers who help maximize long-term financial performance and earnings growth of the Corporation.

Elements of Executive Compensation

The executive compensation program consists of four basic components: (1) base salary; (2) annual cash incentive compensation; (3) equity awards; and (4) other noncash compensation, consisting primarily of retirement benefits and reasonable perquisites.

Why We Choose To Pay Each Element of Executive Compensation

Base Salary. The Compensation Committee believes that base salary for a named executive officer should compensate the officer for the skills and effort required to perform the officer’s day-to-day responsibilities, taking into account the size and complexity of the Company.

Annual Cash Incentive Compensation. The Compensation Committee has included annual cash incentive compensation in the executive compensation program as a means to incent executive officers to optimize corporate performance through, among other things, the achievement of annual corporate goals set forth in the Corporation’s strategic plan. Our Compensation Committee recommended, the Board of Directors adopted and the stockholders approved the 2016 Cash Incentive Plan, which provides the opportunity for a cash incentive payment based upon the achievement of corporate and individual goals.

Equity Awards. The Compensation Committee uses equity awards granted under the Corporation’s equity incentive plan as a means to incent executive officers to optimize corporate performance over an extended time-period. Equity awards, together with retirement benefits, are the longer-term components of compensation.

Other Noncash Compensation. Other noncash compensation consists of: (1) retirement benefits paid under the Bank’s defined benefit pension plan (“Pension Plan”), 401(k) plan and Supplemental Executive Retirement Plan (“SERP”); and (2) noncash fringe benefits not available to the general employee population of the Bank. Noncash fringe benefits, other than those available to the general employee population at the Bank, include the personal use of business automobiles and a country club membership for the CEO.

Retirement benefits provided by the Corporation’s pension and 401(k) plans are intended to encourage the named executive officers to maintain their employment with the Corporation and maximize long-term corporate performance. The SERP, of which the CEO is the only participant, provides the additional pension and 401(k) benefits that the CEO would receive in the absence of Internal Revenue Code provisions which limit the amount of compensation that can be considered in determining retirement benefits to be paid under the Bank’s tax-qualified retirement plans. The SERP is explained in the “PENSION BENEFIT” section of this proxy statement. A country club membership is provided to the CEO to aid him in developing and retaining business. Business automobiles are provided to all of the Bank’s executive officers as a competitive perquisite and as an alternative to reimbursing such officers for mileage driven on account of business conducted on behalf of the Corporation.

How We Determine The Amount To Pay For Each Element of Executive Compensation

The total compensation paid by the Corporation to each of the named executive officers is based on a variety of factors including: (1) the Company’s recent and expected future overall financial performance; (2) current economic conditions and the effect thereof on the Company’s performance and that of its peers; (3) the executive officer’s experience and tenure in his or her current position, years of service to the Bank, scope of responsibilities, leadership ability, compensation relative to the Company’s other executive officers, recent and expected future performance, and contributions to corporate performance; (4) a comparison of total compensation and each element of compensation paid to the executive to compensation amounts paid by peer banks to executives with similar roles and compensation amounts set forth in published industry surveys for executives with similar roles; and (5) the most recent stockholder advisory vote on executive compensation. As previously discussed, comparative compensation studies are performed and updated on a periodic basis by an independent compensation consulting firm engaged by and working under the direction of the Compensation Committee.

Base salary for the CEO is reviewed by the Compensation Committee on an annual basis. The Compensation Committee also performs an annual review of the base salary recommendations made by the CEO for the Company’s other named executive officers. Each executive officer does not necessarily receive an increase in base salary each year. In reviewing each named executive officer’s base salary, the Compensation Committee considers the amounts paid by peer banks, the amounts set forth in compensation surveys performed by nationally recognized independent compensation consulting firms and the Corporation’s overall budget for base salary increases. Base salary increases for 2016 for the NEOs ranged from 1.7% to 3.5%. The increases were approved by the Compensation Committee after considering the results of the PM&P executive compensation study and the Company’s 2015 performance. Among other things, the Compensation Committee considered the base salary percentile rankings included in the PM&P study which ranged from 26% to 63%.

Annual cash incentive compensation for the NEOs as a group over the past three years was approximately one-third of their total annual incentive compensation, with equity awards comprising the remaining balance. For the Corporation’s CEO and Senior Executive Vice Presidents, cash incentive compensation is based entirely on corporate performance measured by net income, ROA and bank safety. For the other NEOs, cash incentive compensation is based on a combination of corporate and personal performance, with corporate performance weighted 80% and personal performance weighted 20%. Personal performance is measured by the achievement of goals, monetary and nonmonetary, assigned to the NEO.

The following table sets forth the range of annual cash incentive compensation for 2016 under the 2016 Cash Incentive Plan assuming that the Corporation achieved threshold, target and maximum levels of performance and, where applicable, the NEO achieved threshold, target and maximum levels of performance with respect to personal goals. Cash incentive compensation targets are fixed amounts determined by the Compensation Committee and were increased for 2016 after considering the PM&P compensation study. Cash incentive compensation target increases for the NEOs ranged from 0.0% to 3.4% and considered percentile rankings to the custom peer group from the PM&P compensation study for total cash compensation that ranged from 30% to 41%. In the table below as well as those that follow, information is provided as to Sallyanne K. Ballweg, who retired as an executive officer of the Corporation and the Bank as of December 31, 2016. Achievement of corporate performance levels greater than the threshold level but less than the maximum level results in a pro-rated payment of the annual cash incentive compensation based on the actual results of the corporate performance measures.

NEO	Threshold ($)	Target ($)	Maximum ($)
Michael N. Vittorio	78,625	185,000	224,313
Sallyanne K. Ballweg	41,650	98,000	118,825
Mark D. Curtis	38,250	90,000	109,125
Richard Kick	31,200	78,000	99,060
Donald L. Manfredonia	28,800	72,000	91,440

Equity incentive compensation for the NEOs consists of both time and performance-based RSUs. The RSUs granted on January 19, 2016 were performance-based RSUs and, unlike any other RSUs granted to date, accrue dividends at the same rate as the dividends declared by the Board on the Corporation’s common stock. The accrued dividends will be payable upon vesting of the awards. For all NEOs, the receipt of performance-based RSUs is based entirely on corporate performance measured by the same metrics used for cash incentive compensation. Performance-based RSUs convert into shares of Common Stock based on the satisfaction of net income and ROA performance metrics for the final year of the three calendar year performance period beginning with the year in which the RSUs were awarded. The three-year performance period for the performance-based RSUs encourages long-term strategic focus. For outstanding performance-based RSUs granted before January 2017, the threshold level of performance will result in a conversion ratio of one RSU for one-half (½) share of Common Stock and performance at or above the target level will result in a conversion ratio of one RSU for one share of Common Stock. Performance greater than the threshold level but less than the target level will result in a conversion ratio proportionately greater than one RSU for one-half (½) share of Common Stock but less than one RSU for one share of Common Stock. If performance falls below the threshold level, the RSUs will expire and not be convertible into shares of the Corporation’s Common Stock. Unlike previous RSU grants, performance-based RSUs granted in January 2017 have upside conversion potential in that a maximum level of performance will result in a conversion ratio of one RSU for 1.25 shares of Common Stock. Performance greater than the threshold level but less than the maximum level will result in a conversion ratio proportionately greater than one RSU for one-half (½) share of Common Stock but less than one RSU for 1.25 shares of Common Stock.  The maximum level of performance is 125% of the target level, whereas the threshold level of performance is 75% of the target level. While exceeding the target level of performance by 25% results in vesting 25% more than the target level of shares, falling 25% short of the target level of performance results in vesting 50% less than the target level of shares. Falling short by more than 25% results in expiration of the RSUs without any vesting of the target level of shares. The significant punitive impact of falling short of the target level of performance and the upside potential for exceeding the target level of performance is designed to encourage senior management to outperform.

In January 2017, NEOs were granted a total of 8,000 time-based RSUs that will vest and be distributed ratably on the first three anniversaries of the date of grant. These RSUs were a discretionary grant by the Compensation Committee as part of the NEOs 2016 compensation package after considering, among other things, the Corporation’s strong financial performance for 2016 and its consistent earnings growth over an extended period of time.

Internal Revenue Code Section 162(m) limits the tax deduction for compensation paid in a calendar year to an NEO, other than the CFO, to $1,000,000. Compensation for purposes of Section 162(m) excludes qualified performance-based compensation. All outstanding performance-based RSUs held by affected NEOs qualify as performance-based compensation under Section 162(m). As such, these RSUs will not immediately vest in the event of retirement, but can and do immediately vest in the event of an involuntary termination following a change in control, total and permanent disability, as defined, or death. In the event of retirement, these RSUs will vest only upon completion of the related performance period and attainment of the relevant performance criteria. Like the performance-based RSUs, all outstanding time-based RSUs granted to NEOs immediately vest in the event of an involuntary termination following a change in control, total and permanent disability, as defined, or death, but, unlike the performance-based RSUs, also immediately vest in the event of retirement. The value of a RSU realized at vesting can be more or less than its grant date fair value if the Common Stock price at the date of vesting is more or less than its fair market value on the date of grant. Additionally, the value realized upon the vesting of a RSU grant can be less than its grant date fair value if the aggregate conversion ratio described above is less than one RSU for one share of Common Stock.

The following table sets forth the range for the grant date fair value of performance-based equity incentive compensation for 2016 performance assuming that the Corporation achieved threshold, target and maximum levels of performance. Achievement of corporate performance levels greater than the threshold level but less than the maximum level results in a grant of equity awards that is proportionately greater than the threshold grant of equity awards but less than the maximum grant of equity awards.

NEO	Threshold ($)	Target ($)	Maximum ($)
Michael N. Vittorio	230,350	542,000	657,175
Sallyanne K. Ballweg	78,200	184,000	223,100
Mark D. Curtis	78,328	184,300	223,464
Richard Kick	61,200	144,000	174,600
Donald L. Manfredonia	46,750	110,000	133,375

The following table sets forth the performance metrics and weights established by the Compensation Committee for use in determining cash incentives paid in January 2017 for 2016 performance and grants of performance-based equity incentive compensation in January 2017 for 2016 performance along with the Corporation’s actual 2016 performance with respect to each metric.

Metric	Weight	Threshold	Target	Maximum	Actual Results
Net Income	50%	$21,306,000	$28,408,000	$35,510,000	$30,880,000
ROA	35%	0.65%	0.87%	1.09%	0.93%
Bank Safety Rating	15%	N/A	Meets Standard	N/A	Meets Standard

The following table sets forth performance-based cash incentive compensation earned in 2016 and the grant date fair value of performance-based equity incentive compensation earned in 2016. Sallyanne K. Ballweg, who retired as an executive officer of the Corporation and the Bank as of December 31, 2016, was not granted equity awards based on 2016 performance since she did not meet the retirement requirements for accelerated vesting and any RSUs granted to her would be immediately forfeited.

NEO	Cash Incentive ($)	Equity Awards ($)	Total ($)
Michael N. Vittorio	197,469	578,518	775,987
Sallyanne K. Ballweg	104,605	-	104,605
Mark D. Curtis	96,066	196,710	292,776
Richard Kick	84,115	153,706	237,821
Donald L. Manfredonia	75,954	117,427	193,381

In the future the Compensation Committee may use different metrics to measure corporate performance such as earnings per share, return on average stockholders’ equity or the efficiency ratio.

The Compensation Committee believes that total target compensation for executive officers should be market competitive, meaning that when compared to the Bank’s peer group it should generally be within the 50th to 75th percentile range. In performing their review of executive compensation, PM&P compiled compensation data from the proxy statements of the Corporation’s custom peer group and from published industry surveys and, based on this data, calculated percentile amounts against which total compensation for the Company’s named executive officers could be compared. The PM&P study showed that total target compensation for all NEOs ranged from the 45th to 77th percentile.

Termination and Change in Control Payments

Each of the named executive officers has an employment agreement with the Corporation and the Bank that provides for severance compensation in the event of the executive’s qualifying termination event, including in connection with a change in control. These provisions are designed to insure that the named executive officers of the Bank are not significantly harmed or unduly enriched and are therefore objective with respect to the consummation of a transaction, such as a sale or merger of the Bank that may be in the best interests of the Corporation’s stockholders. In determining the severance arrangement for the CEO and each of the other named executive officers, the Compensation Committee considered the severance arrangements offered by peer banks to their CEOs and other named executive officers.

Notwithstanding the foregoing, in connection with Ms. Ballweg’s retirement on December 31, 2016, she entered into a separation and release agreement with the Corporation and the Bank. The separation and release agreement provided for the termination of her employment agreement with the Corporation and the Bank. Additionally, in consideration of her non-solicitation covenants under the separation and release agreement and her full and final release of claims, if any, against the Corporation and the Bank, Ms. Ballweg was paid a severance payment of $150,000 and received title to her Bank-owned automobile.

Impact of Accounting and Tax Treatment of Certain Elements of Compensation

The Compensation Committee has granted non-qualified stock options (“NQSOs”) and RSUs as equity compensation. NQSOs and RSUs are advantageous from the Corporation’s standpoint because the Corporation records a book tax benefit for the compensation cost recognized for financial statement reporting purposes under FASB ASC Topic 718 and receives a tax benefit upon the exercise of in-the-money NQSOs and the vesting of RSUs.

Tax Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) limits the deduction for compensation paid to any covered employee to $1,000,000 per year. With the exception of the CFO, the NEOs are covered employees. For purposes of Section 162(m), compensation excludes certain performance-based compensation, commissions and qualified retirement plan contributions. Most of the compensation paid to the NEOs is deductible under Code Section 162(m). The 2016 Cash Incentive Plan was designed so that annual cash incentive compensation payable thereunder would be tax-deductible.

The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit under Code Section 162(m). The Compensation Committee’s practice is to structure compensation programs offered to the NEOs with a view towards maximizing tax deductibility of amounts paid. However, in structuring compensation programs, the Compensation Committee considers a variety of factors, including the Corporation’s tax position, the materiality of the payments and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Compensation Committee may decide to authorize payments, all or part of which may be nondeductible for federal tax purposes.

Role of Executive Officers In Determining Executive Compensation

The Compensation Committee approves the proposed compensation of executive officers after considering, among other things, executive compensation studies periodically performed by independent compensation consulting firms. From time to time, the Chief Executive Officer and Chief Financial Officer have served as a resource to the Compensation Committee in gathering the information necessary to make such compensation determinations. However, these officers do not have a policy-making role with respect to determining the amount or form of executive compensation and do not participate in Compensation Committee deliberations regarding their own compensation.

Compensation Policies and Practices As They Relate To Risk Management

The Corporation has a written incentive-based compensation policy that sets forth governance roles for the Compensation Committee, senior management and the Corporation’s internal auditors. The policy is reviewed annually by the Compensation Committee, modified if deemed appropriate and approved. The purpose of the policy is to ensure that the Corporation’s incentive-based compensation arrangements, or any feature of any such arrangement, do not encourage executive officers or employees to: (1) expose the Corporation to inappropriate risks by providing such persons with excessive compensation, fees or benefits; or (2) take inappropriate risks that could lead to material financial loss to the Corporation. Pursuant to this policy, the Corporation’s incentive-based compensation arrangements are required to: (1) balance risk and financial rewards, through such things as risk adjustments of awards, deferral of payments, longer performance periods and/or reduced sensitivity to short-term performance; (2) be compatible with effective internal controls and risk management; and (3) be supported by strong corporate governance, including active and effective oversight by the Compensation Committee. The Compensation Committee has determined that the Company’s compensation policies and practices for its employees, including non-executive officers, are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

Each director of the Corporation is required to have beneficial ownership of shares of common stock of the Corporation with a current market value equal to three (3) times cash retainers, which includes Committee retainers and per meeting fees. The CEO of the Corporation is required to have beneficial ownership of shares of common stock of the Corporation with a current market value equal to three (3) times his current base salary. Each other executive officer of the Corporation is required to have beneficial ownership of 4,500 shares of common stock of the Corporation, with such amount to be adjusted for stock splits and dividends and other changes in capitalization. All ownership requirements need to be met as follows: (1) within five years of becoming a director or executive officer; (2) within five years of an increase in ownership requirements for the incremental increase only; or (3) in the case of directors and the CEO, within three years of falling out of compliance with these requirements due to compensation increases or fluctuations in market value.

Equity Award Retention Policy

As a condition to receiving equity awarded under the Corporation’s equity incentive plan each executive officer shall enter into an agreement with the Company providing that any stock acquired from the exercise of stock options or the vesting of equity awards, net of the disposition of shares for tax withholding requirements, must be held until stock ownership requirements are met.

Clawback Policy

The Corporation has a clawback policy to enable the Company to recover certain incentive payments paid to the Company’s executive officers if (1) the payments or awards were based on materially inaccurate financial statements or any other materially inaccurate performance metric, and (2) the amount of the incentive compensation, as calculated under restated financial results, is less than the amount actually paid or awarded under the original financial results.

Anti-Hedging Policy

Directors, NEOs, other officers and employees are prohibited from hedging the Corporation's securities with the use of financial instruments (including prepaid variable forward contracts, equity swaps, calls, puts, collars, and exchange funds) that offset a decrease in the market value of the Company's equity securities and any other transaction with comparable economic consequences.

Shareholder Advisory Vote on Compensation

The Compensation Committee also considers the results of the annual say-on-pay stockholder advisory vote on the compensation paid to NEOs. To the extent there is a significant vote against the compensation paid to our NEOs, the Compensation Committee will consider our stockholders' concerns and evaluate whether any actions are necessary to address those concerns. At the 2016 Annual Meeting of Stockholders, there was substantial support for the say-on-pay proposal. After a comprehensive market review and in light of strong stockholder support, the Compensation Committee concluded that no significant revisions were necessary to our executive compensation program.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information with respect to the aggregate compensation paid, earned or awarded for the years ended December 31, 2016, 2015 and 2014 to the CEO, CFO and each of the additional three most highly compensated executive officers of the Bank. All compensation information is provided pursuant to the Securities and Exchange Commission executive compensation disclosure rules for proxy statements. All of the listed officers are also officers of the Corporation but received salaries only from the Bank.

Summary Compensation Table

		Base Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Michael N. Vittorio	2016	566,000	-	650,760	197,469	233,752	130,357	1,778,339
Director, President	2015	547,000	-	508,508	172,067	138,031	131,544	1,497,150
and CEO	2014	531,000	-	534,358	182,653	337,307	64,542	1,649,860

Sallyanne K. Ballweg (5)	2016	332,000	-	-	104,605	60,633	183,866	681,104
Senior Executive Vice	2015	322,000	-	176,863	94,204	28,928	14,166	636,161
President and Secretary	2014	312,500	-	186,478	100,328	93,644	14,462	707,412

Mark D. Curtis	2016	299,400	-	255,817	96,066	71,551	16,228	739,062
Senior Executive Vice	2015	284,400	15,000	171,111	83,630	27,377	16,319	597,837
President, Chief Financial	2014	275,400	-	180,128	88,417	210,851	11,574	766,370
Officer and Treasurer

Richard Kick	2016	265,100	-	193,111	84,115	107,516	12,228	662,070
Executive Vice President	2015	257,100	-	138,426	77,826	1,383	16,751	491,486
	2014	246,350	-	146,757	81,746	267,295	14,930	757,078

Donald L. Manfredonia	2016	236,000	-	156,832	75,954	48,297	9,388	526,471
Executive Vice President	2015	232,000	-	105,742	72,224		9,302	419,268
	2014	227,500	-	112,466	72,763	272,761	12,465	697,955

(1)

The amounts shown for each year represent RSU grants based on performance for that year but granted subsequent to the close of the year. The aggregate grant date fair values are computed in accordance with FASB ASC Topic 718. The values shown for 2016 include time-based RSUs that were a discretionary grant by the Compensation Committee after considering, among other things, the Corporation’s strong financial performance for 2016 and its consistent earnings growth over an extended period of time. The grant date fair value of performance-based stock awards earned in 2016 are also included in a table in the “Compensation Discussion and Analysis” in this proxy statement. The values shown for 2014 include RSU grants with immediate vesting based on an independent study of executive compensation by PM&P completed in 2014 at the direction of the Compensation Committee. (See Note I "Stock-Based Compensation" to the Corporation's 2016 Consolidated Financial Statements.)

(2)	The amounts shown for each year represent cash incentive compensation earned based on performance for that year but paid subsequent to the close of the year.

(3)

The amounts reported are computed in accordance with FASB ASC Topic 715. (See Note J "Retirement Plans" to the Corporation's 2016 Consolidated Financial Statements.) The Corporation applies the "no negative number" position for reporting the change in pension value. The fluctuations are primarily attributable to movement in the actuarial discount rate. In 2014 through 2016 the discount rates were 4.02%, 4.54% and 4.40%, respectively.

(4)

The components of the 2016 amounts shown in the “All Other Compensation Column” are set forth in the table that follows. The 401(k) SERP contributions shown in the table are also reported in the “Nonqualified Deferred Compensation Table” appearing elsewhere in this proxy statement. The “All Other Compensation” column does not include the incremental cost to the Corporation of providing the named executive officers with group term life and health insurance benefits, because such benefits do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all employees. For Ms. Ballweg, “all other compensation” includes the: (1) $150,000 severance payment; and (2) book value of her Bank-owned automobile transferred to her (valued at $21,900) pursuant to her separation and release agreement with the Corporation and the Bank that was entered into on December 6, 2016.

(5)	Ms. Ballweg retired from the Corporation and the Bank effective December 31, 2016.

All Other Compensation Table

	Perquisites and Other Personal Benefits		Tax Gross Up on SERP Contributions	401(k) Matching Contributions and 401(k)	Pursuant to Separation and
	Personal Use of Business Auto	Personal Use of Country Club	and Tax Reimbursements (1)	SERP Contributions	Release Agreement	Total
Name	($)	($)	($)	($)	($)	($)
Michael N. Vittorio	7,570	2,050	103,757	16,980		130,357
Sallyanne K. Ballweg	1,771	2,245		7,950	171,900	183,866
Mark D. Curtis	8,278			7,950		16,228
Richard Kick	4,278			7,950		12,228
Donald L. Manfredonia	2,308			7,080		9,388

(1)

The Bank has a legacy SERP for the CEO that is explained in the “PENSION BENEFIT” section of this proxy statement. The CEO’s participation in the legacy SERP began upon his tenure as CEO of the Corporation and the Bank in 2004. Except for this one legacy SERP, the Board of Directors has adopted a prohibition of tax gross-up arrangements and included this prohibition in the Corporation’s published Corporate Governance Guidelines.

The Compensation Committee believes that each named executive officer’s total compensation is appropriately balanced between currently paid out and deferred compensation, with deferred compensation consisting of equity awards that vest over time and retirement benefits provided under the Corporation’s 401(k), Pension and SERP plans.

COMPENSATION PURSUANT TO PLANS

Equity Incentive Plans

The Corporation has awards outstanding under the 2006 Stock Compensation Plan (“2006 Plan”) and the 2014 Equity Incentive Plan (“2014 Plan”). Currently, awards can only be granted under the 2014 Plan, which was approved by the Corporation’s stockholders on April 22, 2014 as a successor to the 2006 Plan. The 2014 Plan gives the Board flexibility to attract and retain highly qualified officers and directors by offering a competitive compensation program. Equity awards align the interests of our directors and management with the interests of our stockholders by potentially increasing the ownership interests of directors and officers in our common stock.

Awards under the 2014 Plan may be granted as incentive and non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units or any combination thereof. Substantially all awards granted under the 2014 Plan and its predecessor, the 2006 plan, have been restricted stock units with a performance or time-based vesting.

The following table sets forth information as of December 31, 2016 regarding the number of shares of Common Stock to be issued upon the exercise of outstanding stock options or vesting of RSUs, the weighted average exercise price of outstanding stock options, and the number of securities remaining available for future issuance.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by security holders	593,351	$10.61	1,939,129

(1)	Includes 336,089 RSUs, of which 91,079 were granted in January 2017 based on 2016 performance. The weighted-average exercise price does not take these awards into account.

(2)	Of these shares, 457,699 are available to be granted as restricted stock or RSUs.

The Corporation does not have any equity compensation plans that have not been approved by stockholders.

The following table sets forth information regarding the grant of plan-based awards, both cash and equity, to the named executive officers.

Grant Of Plan Based Awards

		Estimated Future Payouts Under Non-			Estimated Future Payouts Under
		Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	($)	($)	($)
Michael N. Vittorio	1/19/16	78,625	185,000	224,313	230,350	542,000	657,175
Sallyanne K. Ballweg	1/19/16	41,650	98,000	118,825	78,200	184,000	223,100
Mark D. Curtis	1/19/16	38,250	90,000	109,125	78,328	184,300	223,464
Richard Kick	1/19/16	31,200	78,000	99,060	61,200	144,000	174,600
Donald L. Manfredonia	1/19/16	28,800	72,000	91,440	46,750	110,000	133,375

(1)

The amounts shown represents cash incentive compensation that could have been earned by the named executive officer in 2016 under the Corporation’s incentive compensation plan. The actual amount paid to each named executive officer in February 2017 based on 2016 performance is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this proxy statement.

(2)

The amounts shown represents the RSU awards, denominated in dollars, that could have been earned by the named executive officers in 2016. The actual amount earned was awarded in January 2017 in the form of RSUs under the 2014 Equity Incentive Plan and is included in a table in the “Compensation Discussion and Analysis” and the “Stock Awards” column for 2016 of the “Summary Compensation Table” in this proxy statement. The ability to convert the RSUs granted in January 2017 into shares of the Corporation’s Common Stock and the related conversion ratio will be dependent on the Corporation’s 2019 net income and ROA, with each being assigned a 50% weight.

The following table sets forth information regarding outstanding equity awards for the NEOs at December 31, 2016, as updated to include grants in January 2017 based on 2016 performance.

Outstanding Equity Awards

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
Michael N. Vittorio	1,818		12.90	1/24/21
					77,902	2,224,088
Mark D. Curtis	12,843		9.96	1/19/19
	10,029		11.14	1/18/20
	10,629		12.90	1/24/21
					30,667	875,543
Richard Kick	14,981		8.22	1/21/18
	12,720		9.96	1/19/19
	9,705		11.14	1/18/20
	10,215		12.90	1/24/21
					25,055	715,313
Donald L. Manfredonia	1,773		9.69	1/17/17
	15,771		8.22	1/21/18
	13,406		9.96	1/19/19
	9,837		11.14	1/18/20
	10,400		12.90	1/24/21
					20,872	595,881

(1)

Represents the maximum number of shares into which outstanding RSUs can potentially be converted. At December 31, 2017, 2018 and 2019, 45,873, 50,833 and 49,790 performance-based RSUs may vest based on net income and ROA performance goals, each with a 50% weight, established by the Compensation Committee.  Additionally, 8,000 time-based RSUs will vest ratably in January of 2018, 2019 and 2020.

(2)	Represents the value of the maximum number of shares into which RSUs can potentially be converted based on the closing price of the Common Stock on December 31, 2016 of $28.55.

The following table sets forth information for the named executive officers for 2016 regarding stock options exercised and stock vested. The value realized on vesting for the stock awards represents the closing market value on the day preceding the day of distribution.

Stock Option Exercises And Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Shares Acquired on Vesting (2)	Value Realized on Vesting (3)
Name	(#)	($)	(#)	($)
Michael N. Vittorio	23,606	181,325	5,866	167,474
Sallyanne K. Ballweg	7,578	56,671	3,131	89,390
Mark D. Curtis	1,522	12,938	2,865	81,796
Richard Kick	5,283	84,387	2,644	75,486
Donald L. Manfredonia	11,403	121,705	2,831	80,825

(1)	The value realized on a stock option exercise is the difference between the fair market value on the exercise date and the stock option exercise price.

(2)	Shares acquired on vesting are net of the disposition of shares for tax withholding requirements.

(3)	The value realized on vesting represents the market value on December 31, 2016 of $28.55.

PENSION BENEFITS

The Bank has a tax-qualified defined benefit pension plan, and maintains the related SERP described hereinafter. The following table sets forth the present value of accumulated benefits under the Pension Plan as of December 31, 2016, under the pension portion of the SERP as of September 30, 2016, and the number of years of credited service for each named executive officer through December 31, 2016. No pension benefits were distributed to the named executive officers during 2016.

Pension Benefits

		Number of Years of Credited Service	Present Value of Accumulated Benefit (1)
Name	Plan Name	(#)	($)
Michael N. Vittorio	Tax-qualified defined benefit pension plan	13.42	676,386
	Supplemental Executive Retirement Plan	13.42	968,685
Sallyanne K. Ballweg	Tax qualified defined benefit pension plan	8	343,266
Mark D. Curtis	Tax qualified defined benefit pension plan	19	988,835
Richard Kick	Tax qualified defined benefit pension plan	24.75	1,163,830
Donald L. Manfredonia	Tax qualified defined benefit pension plan	33.08	1,740,865

(1)

The actuarial assumptions used in determining the present value of the accumulated benefit for each named executive officer under the Pension Plan are set forth in Note J to the Corporation’s 2016 consolidated financial statements. With respect to the SERP, the present value of the accumulated benefit is equal to the purchase price of a deferred annuity on September 30, 2016 and starting at age 65.

Pension Plan

Employees, including the NEOs, who are over 21 years of age and have been employed by the Bank for more than one year, are eligible to participate in the Pension Plan. Compensation used to determine benefits include base salary, commissions, cash incentive compensation and taxable fringe benefits, but exclude employer contributions to the 401(k) plan, amounts realized from the exercise of nonqualified stock options, amounts realized from the conversion of restricted stock units into shares of stock, and amounts realized from the sale, exchange or other disposition of stock. Employees that elect to participate in the Pension Plan make contributions of 2 percent of their compensation used to determine benefits. Employees become fully vested in the Pension Plan after 5 years of service with the Bank and 4 years of participation in the Pension Plan (no vesting occurs during that 5-year period) or, for employees hired before February 28, 2011, upon attainment of age 55. The normal retirement age is 65. For benefits earned through February 28, 2011, early retirement with an unreduced benefit is available at age 62, provided that at least 10 years of vesting service had been completed by age 62 and employment by the Bank began at age 55 or prior. Early retirement with a reduced benefit is available beginning at age 55. For benefits earned through February 28, 2011, the reduction is equal to 3% per year for each year that early retirement precedes age 65, or age 62 provided that at least 10 years of vesting service have been completed by age 62 and employment began at age 55 or prior. For benefits earned after February 28, 2011, the reduction is based on actuarial equivalence.

Upon retirement, each participant with a spouse is paid a benefit in the form of a joint and survivor annuity. Participants without a spouse are paid a benefit in the form of a single life annuity guaranteed for sixty (60) months. All participants, whether with or without a spouse, may elect optional forms of benefit payments. For all participants, the annuity benefit is an amount equal to the sum of: (1) the participant’s Average Annual Compensation multiplied by the product of 1.75 percent and the participant’s credited years of service through February 28, 2011; plus (2) the participant’s Average Annual Compensation multiplied by the product of 1.50 percent and the participant’s credited years of service after February 28, 2011, with total years of credited service under clauses “1” and “2” limited to a maximum of 35 years; plus (3) 1.25 percent of Average Annual Compensation multiplied by the participant’s credited years of service in excess of 35 years (up to five such years); and less (4) the product of 0.49 percent of the participant’s Final Average Annual Compensation, limited to Covered Compensation, and the participant’s Benefit Service up to 35 years. The 0.49 percent represents the minimum Social Security offset to the pension benefit.

Supplemental Executive Retirement Plan

The Bank has a legacy SERP with the CEO as its only participant. The CEO’s participation in this legacy plan began upon his tenure as CEO of the Corporation and the Bank in 2004. The SERP provides the additional benefits that would have been provided to the CEO under the Pension Plan and 401(k) plan in the absence of Internal Revenue Code limitations for qualified plans.

The SERP was also designed so that the supplemental pension and 401(k) plan contributions are made to a "secular trust" for the benefit of the CEO so that the assets are protected in the same manner as those of the Pension and 401(k) plans (amounts contributed to the secular trust are not subject to the claims of creditors of the Bank). The Bank’s contributions to the secular trust are tax-deductible by the Bank when made and, even though the SERP benefits will not be distributed to the CEO until a later time, such contributions and earnings thereon are taxable to the CEO when received or earned by the trust. The Bank’s contributions to the SERP are reduced by applicable income tax withholdings. As a result of the foregoing, in lieu of increasing the Bank’s contributions to the SERP or the CEOs other sources of compensation to take into account the taxes incurred by the CEO, the Bank contributes an amount to the SERP that, after applicable withholding taxes, will be sufficient to fund the SERP’s benefit obligation when due. The assets in the secular trust are invested in equity and fixed income mutual funds, which produce earnings from dividends and interest. Except for this one legacy SERP arrangement, the Board of Directors has since adopted a prohibition of tax gross-up arrangements and included this prohibition in the Corporation’s published Corporate Governance Guidelines.

The following table sets forth Nonqualified Deferred Compensation information as of and for the year ended December 31, 2016 for Mr. Vittorio with respect to the supplemental 401(k) plan portion of the SERP.

NONQUALIFIED DEFERRED COMPENSATION

	Registrant Contributions	Aggregate Earnings	Aggregate Balance
	in Last Fiscal Year (1)	in Last Fiscal Year (2)	at Last Fiscal Year End (3)
Name	($)	($)	($)
Michael N. Vittorio	9,030	3,230	84,847

(1)	Registrant contributions are included in the “All Other Compensation” column of the “Summary Compensation Table” in this proxy statement.

(2)	Aggregate earnings are not included in the “Summary Compensation Table” in this proxy statement.

(3)	Includes $69,149 previously reported as compensation to the named executive officer in the Summary Compensation Tables for previous years.

401(k) Plan

The Bank has a tax-qualified 401(k) plan. Employees, including the NEOs, are eligible to participate provided they are at least 18 years of age. The Bank may, at its sole discretion, make matching contributions to each participant's account based on the amount of the participant's tax deferred contributions. Eligibility for employer matching contributions, if any, occurs after completing twelve (12) consecutive months of Eligibility Service, as defined, in which the participant worked a minimum of 1,000 hours. The sum of employee elective contributions and employer matching contributions plus any other additions to a participant’s account currently cannot exceed the lesser of $53,000 or 100% of the participant’s compensation. Participants are fully vested in their elective contributions and, after five years of participation, any employer matching contributions. Employer matching contributions made during the first five years of participation vest ratably over the remainder of the five-year period.

Participants in the 401(k) plan will receive benefits generally upon attainment of age 65. However, the 401(k) plan contains provisions allowing pre-termination withdrawals and loans under certain circumstances. The amount of a participant’s Normal Retirement Benefit will depend upon the accumulation of contributions and forfeitures and the investment performance of the Plan. The 401(k) matching contributions for 2016 made to the account of each named executive officer are set forth in the “All Other Compensation Table” appearing elsewhere in this proxy statement.

EMPLOYMENT CONTRACTS

Mr. Vittorio, Mr. Curtis, Mr. Kick and Mr. Manfredonia have employment contracts with the Corporation pursuant to which Mr. Vittorio is employed as President and CEO of the Corporation and the Bank, Mr. Curtis is employed as Senior Executive Vice President and Chief Financial Officer of the Bank, and Messrs. Kick and Manfredonia are each employed as Executive Vice President of the Bank. In addition, each of these officers is also employed in such other positions with the Corporation or the Bank as may be determined by the Board of the Corporation or the Bank. Mr. Vittorio’s contract has a term of three (3) years, Mr. Curtis’ contract has a term of two (2) years and Messrs. Kick and Manfredonia each have a contract with a term of eighteen (18) months, with all such contracts beginning on January 1, 2017. Unless the Corporation provides written notice of non-extension within the time frame set forth in each contract, the term of each contract is automatically extended at the expiration of each year for an additional period of one year, thus resulting in a new three-year term for Mr. Vittorio, a new two-year term for Mr. Curtis, and new eighteen-month terms for Messrs. Kick and Manfredonia. The contracts currently provide for base annual salaries of $575,500 for Mr. Vittorio, $309,400 for Mr. Curtis, $269,100 for Mr. Kick, and $240,000 for Mr. Manfredonia.

Under these contracts the executive officers are entitled to severance compensation. Generally, upon an involuntary termination of employment or upon a resignation of employment following a change in control, Mr. Vittorio is entitled to receive a single sum payment equal to three (3) times the base annual salary under his contract together with continued family medical and dental insurance coverage. Upon a resignation of employment for any reason during the period beginning on the thirty-first day and ending on the sixtieth day following a change of control, Messrs. Curtis, Kick and Manfredonia are each entitled to receive a single sum payment equal to 66 2/3% of the Termination Payment under their contracts. The Termination Payment for Mr. Curtis is equal to two (2) times the base annual salary under his contract, the termination payment for Mr. Manfredonia is equal to one and one-half (1.50) times the base annual salary under his contract and for Mr. Kick, the Termination Payment is equal to one and one-quarter (1.25) times the base annual salary under his contract. Upon an involuntary termination of employment, other than due to gross and substantial dishonesty, or a resignation of employment for Good Reason within twenty-four months following a change of control, Messrs. Curtis, Kick and Manfredonia are entitled to receive a single sum payment equal to 100% of the Termination Payment under their contracts. In addition, these officers are also entitled to family medical and dental insurance coverage for the remaining term of the contract. Good Reason for resignation of employment by any of these named executive officers means the occurrence (without the officer’s express written consent) of any one of the following acts or omissions to act by the Corporation or the Bank: (1) the assignment to the officer of any duties materially inconsistent with the nature and status of the officer’s responsibilities immediately prior to a Change of Control Event, or a substantial adverse alteration in the nature or status of the officer’s responsibilities from those in effect immediately prior to the Change of Control Event; provided, however, that a change of the officer’s title shall not in and of itself constitute Good Reason if the officer’s overall duties and status within the Corporation and the Bank are not substantially adversely affected; or (2) the failure by the Corporation or the Bank to pay the officer any portion of the officer’s current compensation, or to pay the officer any portion of an installment of a deferred compensation amount under any deferred compensation program, within fourteen (14) days of the date such compensation is due.

Each of the executive officers is subject to non-solicitation and confidentiality restrictions set forth in their employment contracts.

The following table sets forth potential payments upon termination or change in control for the named executive officers based on employment contracts and accelerated vesting of unvested option and stock awards upon a change in control. The table below does not reflect the potential payments upon termination or change in control to Sallyanne Ballweg because she retired from employment with the Corporation and the Bank on December 31, 2016. Please see the Compensation Discussion and Analysis and the Summary Compensation Table above for further details regarding the amounts payable to Ms. Ballweg in connection with her retirement.

POTENTIAL LUMP SUM PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Termination Payments Due to a Change in Control
	Due to	Due to Resignation		Accelerated	Family Medical
	Termination	For Good	For Any	Vesting of	and Dental
	By Bank	Reason	Reason	Equity Awards	Insurance
Name	($)	($)	($)	($)	($)
Michael N. Vittorio (1)	1,726,500	1,057,468	1,057,468	2,066,906	108,432
Mark D. Curtis	618,800	618,800	412,533	822,097	72,288
Richard Kick	336,375	336,375	224,250	673,552	54,216
Donald L. Manfredonia	360,000	360,000	240,000	563,977	54,216

   (1) As per the terms of Mr. Vittorio's employment agreement, the amount of his cash payment has been cut back to reflect the limitation under Section 280G of the Internal Revenue Code of 1986, as amended.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO

ELIMINATE CUMULATIVE VOTING IN DIRECTOR ELECTIONS

We are asking stockholders to approve an amendment to our Certificate of Incorporation to eliminate cumulative voting in director elections (the “Amendment”). Cumulative voting enables a stockholder to cumulate his or her voting power by giving one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by the stockholder, or distributing those votes among one or more candidates as the stockholder sees fit. Thus, with cumulative voting, a stockholder can cast all of his, her or its votes “for” one candidate or a small group of candidates, instead of voting all shares either “for” or “withheld” on each candidate.

Our Board of Directors believes that very few public companies have cumulative voting in the election of directors, and that majority voting is viewed as a best governance practice. Accordingly, in October of 2016, and subject to stockholder approval of the Amendment, the Board of Directors adopted a majority voting policy with respect to the election of directors, which we publicly disclosed in a Current Report on Form 8-K filed with the SEC. Currently, directors are elected under a plurality voting system, which means that the candidates who receive the most votes are elected, even if a candidate does not receive a majority of the votes cast. In an uncontested election of directors, any number of votes is sufficient to elect a director nominee to the board.

Under the majority voting policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation for consideration by the Governance and Nominating Committee of the Board. The Committee shall recommend to the Board the action to be taken with respect to the resignation. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Committee’s or the Board’s deliberations as to whether to accept the resignation. The Board will publicly disclose its decision within 90 days of the certification of the election results. In contested director elections, a plurality vote standard shall apply.

The objective of the majority voting policy is to reinforce the accountability of the Board of Directors to stockholders voting in an uncontested director election. The majority voting policy adopted by the Board is intended to give stockholders a greater voice in determining the composition of our Board of Directors. Our Board of Directors believes that cumulative voting is incompatible with that objective, as the effect of cumulative voting is potentially to allow a stockholder that holds significantly less than a majority of the outstanding voting power to elect one or more directors.

Our Board of Directors believes that each director is accountable to and should represent the interests of all of our stockholders, and not just to a minority stockholder that has cumulatively voted its shares and that may have special interests contrary to those of a majority of our stockholders. Among other things, the election of directors who view themselves as representing a particular minority stockholder could result in partisanship and discord on our Board of Directors, and may impair the ability of the directors to act in the best interests of all of our stockholders and our Corporation.

In addition, we believe that attempting to combine cumulative voting with the majority voting policy in the same election of directors could create confusion and uncertainty in the director election process, because the number of votes cast “for” or “withheld” from a director could depend on how stockholders choose to cumulate their votes.

Therefore, our Board of Directors believes that approval of the Amendment is appropriate to effectively implement the majority voting policy for uncontested director elections, and the Board has unanimously determined to recommend stockholder approval of the Amendment. This proposal is not in response to any stockholder effort of which we are aware to remove any of our directors or otherwise gain representation on our Board of Directors, to accumulate shares of our common stock, or to obtain control of our Corporation or our Board of Directors by means of a solicitation in opposition to management or otherwise.

Currently, Section (c) of Article FIFTH of the Corporation’s Certificate of Incorporation states:

At all elections of directors of the corporation, each stockholder entitled generally to vote for the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

If Proposal 4 is approved and the Amendment is implemented, Section (c) of Article FIFTH of the Corporation’s Certificate of Incorporation shall read as follows:

“No stockholder shall have any cumulative voting rights.”

Dissenters’ Rights

Because, if approved, the Amendment will eliminate cumulative voting, holders of the Corporation’s common stock who object to the Amendment are entitled to exercise their dissenters’ rights and receive payment for the fair value of their shares.

Pursuant to Section 623 of the New York Business Corporation Law (the “NYBCL”), stockholders desiring to exercise their dissenters’ rights (i) must file with the Corporation a written objection PRIOR to the vote to be taken at the Annual Meeting and (ii) must NOT vote to approve the Amendment. The objection shall include a notice of the objecting stockholder’s election to dissent, such stockholder’s name, residence address and the number of shares of the Corporation’s common stock beneficially owned and a demand for payment of the fair value of such shares if the amendment is approved. The written objection must be in addition to and separate from any proxy or vote against or abstention from the Amendment. Voting against or failing to vote for the amendment by itself does not constitute an election to dissent within the meaning of Section 623.

Stockholders will be deemed to have waived their dissenters’ rights if they fail to file a written objection before the vote to be taken at the Annual Meeting. A vote in favor of the amendment, by proxy or in person, will constitute a waiver of the stockholder’s election to dissent with respect to the shares so voted, will nullify any previously filed written notices of election to dissent and will be deemed a waiver of the stockholder’s dissenter’s rights.

Stockholders exercising their dissenters’ rights must do so with respect to all shares held by them of record that they own beneficially. In addition to filing a written objection and notice of election to dissent, stockholders exercising their dissenters’ rights must deliver to the Corporation the certificates representing their shares within one month of filing their notice of election to dissent. The Corporation shall note thereon the stockholder’s notice of election to dissent and return the certificates to the stockholder. At the effective time of the Amendment, dissenting stockholders shall no longer have any of the rights of stockholders of the Corporation, except the right to be paid the fair value of their shares.

In the event that the Amendment is approved, the Corporation will notify within 10 days of the Annual Meeting those stockholders that have filed a notice of election to dissent of the approval of the amendment. Within 15 days of the effective time of the Amendment, but no later than 90 days after the Annual Meeting, the Corporation shall notify dissenting stockholders of the Corporation’s calculation of the fair value of their shares and shall offer to purchase the shares at that price and, to stockholders that have delivered their certificates to the Corporation for notation, make an advance payment of 80% of such amount. If within 30 days after the making of such offer, the Corporation and any dissenting stockholder agree upon the price to be paid for his or her shares, final payment shall be made within 60 days after the making of such offer or the effective time of the Amendment, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

In the event of disagreement as to the fair value of the shares, the Corporation will institute a court proceeding to determine the fair value in accordance with New York law. The court’s determination of fair value will include an allowance for interest.

THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 623 OF THE NYBCL, THE TEXT OF WHICH IS SET FORTH IN APPENDIX A TO THIS PROXY STATEMENT. ANY STOCKHOLDER CONSIDERING EXERCISING DISSENTERS’ RIGHTS IS ADVISED TO CONSULT LEGAL COUNSEL. DISSENTERS’ RIGHTS WILL NOT BE AVAILABLE UNLESS AND UNTIL THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION IS CONSUMMATED.

The Board of Directors recommends that stockholders vote “FOR” the approval of the amendment to the Corporation’s

Certificate of Incorporation to eliminate cumulative voting in director elections.

Stockholder Approval

The affirmative vote of the holders of seventy percent (70%) of the shares of our common stock entitled to vote is required to approve the Amendment. Abstentions and broker non-votes will have the same effect as votes cast against the Amendment.

If adopted, the Amendment will become effective upon filing with the Secretary of State of New York, which is expected to occur promptly following the Annual Meeting. However, if there is a significant number of stockholders (greater than 1% of our shares outstanding) that exercise dissenters’ rights, the Board may determine not to proceed with the Amendment, or it may withdraw the Amendment from stockholder consideration at the Annual Meeting, in which event the majority voting policy will not become effective and cumulative voting, along with a plurality voting standard, will continue to apply to all director elections.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Corporation’s Corporate Governance Guidelines require the Board to conduct an appropriate review of all related party transactions for potential conflict of interest situations. Related party transactions are those required to be disclosed pursuant to Item 404 of Regulation S-K. The Board fulfills the requirement to review related party transactions in conjunction with the Audit Committee, which is comprised entirely of independent directors. The Governance and Nominating Committee is charged with the responsibility of reviewing and assessing the adequacy of and compliance with the Corporation’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval.

In 1992, the Bank, as tenant, entered into a lease with H. T. Hogan Jr., d/b/a Briar Ridge Properties, covering premises in a building located in Locust Valley, New York, used as a branch office. The Bank subsequently modified and extended the lease in 2002 and 2012. The 2012 modification and extension expires on October 31, 2017. In addition to base rent, the Bank is responsible for its proportionate share of the real estate taxes on the building in which the leased premises are located. Under the terms of the lease, the Bank was obligated to pay $46,869 for the year ended December 31, 2016. In 2009, the Bank, as tenant, entered into a lease with CSH Realty LLC, covering premises in a building located in Cold Spring Harbor, New York used as a branch office. The lease expires on December 31, 2019. Under the terms of the lease, the Bank was obligated to pay $33,014 for the year ended December 31, 2016. Howard Thomas Hogan, Jr., a director of the Corporation and the Bank owns, or controls companies that own, both properties. The Corporation believes that the terms of the leases are comparable to competitive terms that could have been obtained from an unrelated third party.

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, executive officers, principal stockholders of the Corporation and their associates. Such transactions, including borrowings and loan commitments, are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and in the opinion of management do not involve more than a normal risk of collectability, nor do they present other unfavorable features.

Certain directors are officers, directors, partners or stockholders of companies or partnerships which, or associates of which, may have been customers of the Bank in the ordinary course of business during 2016 and up to the present time. Additional transactions of this type may occur in the future. All such transactions were effected on substantially the same terms as comparable transactions with other persons.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and beneficial owners of greater than 10% of the outstanding shares of Common Stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our Common Stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner does not file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2016, all of these filing requirements were satisfied except that each of our non-employee directors, who were directors in January 2016, inadvertently filed one late Form 4 in April 2016 to report the grant of restricted stock units, received in January 2016.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The consolidated financial statements of the Corporation for the year ended December 31, 2016 were audited by Crowe Horwath LLP (“Crowe Horwath”). The Audit Committee has appointed Crowe Horwath as the Corporation’s independent registered public accounting firm to audit the Corporation’s consolidated financial statements for the year ending December 31, 2017. A resolution will be presented at the Annual Meeting of Stockholders to ratify the appointment of Crowe Horwath. The affirmative vote of the holders of a majority of shares represented in person or by proxy and voting on this item will be required for ratification. If there is no designation on an executed proxy as to how the shares represented should be voted, the proxy will be voted for the ratification. If the stockholders do not ratify the appointment of Crowe Horwath, the Audit Committee will reconsider its selection of Crowe Horwath as the Corporation’s independent registered public accounting firm. Even if the stockholders ratify the appointment of Crowe Horwath, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Corporation and its stockholders.

A representative of Crowe Horwath will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Crowe Horwath as the Corporation’s independent registered public accounting firm.

Audit Fees

Crowe Horwath’s fees for audit services for 2016 and 2015 were $245,000 and $235,000, respectively. Audit services include the following: (1) professional services rendered for the audit of the Corporation’s annual consolidated financial statements; (2) reviews of the consolidated financial statements included in the Corporation’s Quarterly Reports on Form 10-Q; (3) a reading of the Corporation’s Annual Report on Form 10-K; and (4) rendering an opinion on the effectiveness of the Corporation’s internal control over financial reporting.

Audit Related Fees

Audit related fees, as described in Item 9(e)(2) of Schedule 14A of the Securities and Exchange Commission’s Proxy Rules, are fees billed to the Corporation by its Independent Registered Public Accounting Firm (“Independent Auditors”) for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not audit fees as described in the previous paragraph. In 2016, Crowe Horwath billed the Corporation $78,000 for work done in connection with a prospectus supplement and two form S-3 registration statements. In 2015, Crowe Horwath did not bill the Corporation for any audit related fees.

Tax Fees

Crowe Horwath’s fees in 2016 and 2015 for preparing the Corporation’s tax returns, providing tax advice and performing tax compliance work were $36,440 and $26,000, respectively.

All Other Fees

In neither of the last two fiscal years was the Corporation billed by Crowe Horwath for any fees other than those described above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Audit Committee Approval of Audit Related, Tax and Other Fees

In 2016 and 2015, the Audit Committee specifically approved or pre-approved all fees reported under the sections “Audit Related Fees” and “Tax Fees.”

Engagement of Independent Auditors to Perform Audit Services and Non-Audit Services

On an annual basis, and in accordance with the terms of written engagement letters, the Audit Committee has engaged the Corporation’s Independent Auditors to perform audit services as previously defined and to prepare the Corporation’s income tax returns.

In addition, from time to time the Audit Committee may engage the Corporation’s Independent Auditors to perform non-audit services such as providing tax advice and performing tax compliance work. The Audit Committee has pre-approved specific types of non-audit services provided that the cost of such services does not exceed $50,000 in any calendar year. The Audit Committee will not engage the Independent Auditors to perform any non-audit service or pre-approve any non-audit service that could impair, in fact or appearance, the independence of the Independent Auditors. In addition, the Audit Committee will not pre-approve any non-audit service if such pre-approval constitutes delegation to management of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934.

AUDIT COMMITTEE REPORT

Under its charter, the Audit Committee is responsible to assist the Board in fulfilling its oversight responsibilities by reviewing and evaluating: 1) the qualifications and independence of the Independent Auditors; 2) the performance of the Corporation’s Independent Auditors and the internal audit function; 3) the integrity of the Corporation’s financial statements; and 4) management’s responsibilities to assure that there is in place an effective system of internal controls.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with Generally Accepted Accounting Principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the Independent Auditors.

Specific duties and responsibilities of the Audit Committee include, among other things: 1) appoint, retain, compensate, evaluate and, where appropriate, replace the Independent Auditors; 2) approve all fees and terms of engagement of the Independent Auditors; 3) confirm the independence of the Independent Auditors; 4) review and discuss with management and the Independent Auditors the Corporation’s audited consolidated financial statements and internal control over financial reporting; 5) meet with the Corporation’s Independent Auditors and review the scope of audit services and the results of their annual audit of the Corporation’s consolidated financial statements, including any recommendations the auditors may have with respect to internal controls or other business matters; 6) approve the internal audit plan and review the scope and results of internal audits; 7) review the results of examinations performed by regulatory authorities; 8) oversee management’s responsibility to fulfill the annual internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act and the annual audit and management reporting requirements of the Federal Deposit Insurance Corporation Improvement Act of 1991; 9) review the Bank's performance of its obligations under various laws and regulations, including those affecting consumers; 10) review related party transactions; and 11) oversee management’s responsibility to implement internal controls over information technology risk.

The evaluation of the Independent Auditors includes, among other things, a review of the most recent Public Company Accounting Oversight Board (“PCAOB”) report and communications required by PCAOB Auditing Standard Number 1301 regarding the independence and appointment of the Independent Auditors and the results of the annual audit. The evaluation also includes consideration of the qualifications, industry experience and performance of the Audit Partner and audit team. The Audit Committee received and reviewed the written disclosures and the letter from Crowe Horwath required by applicable requirements of the PCAOB regarding Crowe Horwath’s communications with the Audit Committee concerning independence, and discussed with Crowe Horwath their independence.

The Audit Committee reviews and discusses with management and the Independent Auditors the annual audited financial statements, Form 10-K, Forms 10-Q and earnings press releases prior to their filing, including reviewing the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operation." The Audit Committee also reviews and discusses policies with respect to risk assessment and risk management. Such discussions include the Corporation’s major financial and accounting risk exposures and the steps management has undertaken to control them.

The Audit Committee reviews reports from management regarding, among other things, the framework and effectiveness of internal controls over financial reporting and disclosure controls, compliance with laws and regulations, and controls over information technology risk.

The Audit Committee met eight times during 2016 and schedules meetings to ensure it devotes enough time and attention to the duties and responsibilities outlined in this report. Periodic executive sessions are held with the Independent Auditors, Chief Auditor and other members of management to discuss any matters that the Committee or these persons believe should be discussed.

The Audit Committee regularly reports its activities to the Board, and annually conducts a review of its Charter and performs a self-assessment.

Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

The Audit Committee:

●	Alexander L. Cover, Chairman
●	John J. Desmond
●	Peter Quick
●	Walter C. Teagle III
●	Eric J. Tveter

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or 1934 Act, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

OTHER MATTERS

The Board of Directors of the Corporation does not know of any matters for action by stockholders at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote such Proxy with respect to such matters in accordance with their best judgment.

The entire expense of preparing, assembling and mailing the enclosed material will be borne by the Corporation. In addition to using the mail, directors, officers and employees of the Bank acting on behalf of the Corporation, and without extra compensation, may solicit proxies in person, by telephone or by facsimile. We have retained Laurel Hill Advisory Group, LLC to assist us in soliciting proxies, and have agreed to pay Laurel Hill Advisory Group, LLC a fee of $7,000 for these services.

STOCKHOLDER PROPOSALS

Any proposals of stockholders intended to be submitted at the 2018 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Chairman of the Board or the President no later than November 15, 2017 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting under SEC Rule 14a-8. Moreover, if the Corporation is not notified of a matter to be brought before the 2018 Annual Meeting by December 15, 2017, then the proxies held by management of the Corporation may provide the discretion to vote against such matter, even though such matter is not included in the proxy statement and form of proxy.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 19, 2017

The Company’s proxy statement and form of proxy for its 2017 Annual Meeting of Stockholders and its 2016 Annual Report on Form 10-K to security holders is available at http://www.cstproxy.com/fnbli/2017.

For driving directions to The Carltun, the location of the annual meeting, please go to http://www.thecarltun.com.

ANNUAL REPORTS TO STOCKHOLDERS

Consolidated financial statements for the Corporation are included in the Corporation’s 2016 Annual Report on Form 10-K which was mailed with this Proxy Statement. In addition, copies of the 2016 Annual Report on Form 10-K as filed with the Securities and Exchange Commission will be sent to any stockholder upon written request without charge. Such request should be directed to Mark D. Curtis, Senior Executive Vice President, Chief Financial Officer and Treasurer, at the Corporation’s principal office, 10 Glen Head Road, Glen Head, New York 11545.

By Order of the Board of Directors

Christopher Becker
March 15, 2017	Executive Vice President Chief Risk Officer and Secretary

APPENDIX A

New York Business Corporation Law § 623

Procedure to enforce shareholder’s right to receive payment for shares.

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters’ rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

(1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

(3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

(4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

(5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

(1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

(2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

(3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment, for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).

# REVOCABLE PROXY
# THE FIRST OF LONG ISLAND CORPORATION

**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

**Vote by Internet or Telephone – QUICK *** EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail**

**Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or telephone must be received by 7:00 p.m., Eastern Time, on April 18, 2017.**

**INTERNET/MOBILE – www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**PHONE – 1 (866) 894-0537**
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

**MAIL –** Mark, sign and date your proxy card and return it in the postage-paid envelope provided

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.**

**FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY**
**PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE**

PLEASE MARK VOTES AS IN THIS EXAMPLE **X**

**1. ELECTION OF DIRECTORS (except as marked to the contrary below): Nominees for Class I Director (two year term):**

FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT ☐

**(1) John J. Desmond**
**(2) Howard Thomas Hogan, Jr.**
**(3) Milbrey Rennie Taylor**
**(4) Walter C. Teagle III**
**(5) Michael N. Vittorio**

**INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write the nominee(s) name(s) or number(s) in the space provided below.**

________________________________________

**2.** Non-binding, advisory vote to approve our executive compensation as discussed in the proxy statement;

FOR ☐ AGAINST ☐ ABSTAIN ☐

**3.** Non-binding, advisory vote regarding the frequency of the voting on our executive compensation;

1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.**

**COMPANY ID:**
**PROXY NUMBER:**
**ACCOUNT NUMBER:**

**Signature**____________________ **Signature, if held jointly**____________________ **Date**__________, **2016.**

All joint owners must sign individually. Executors, administrators, trustees, etc. should give full title. Corporations should sign full corporate name by a duly authorized officer.

# THE FIRST OF LONG ISLAND CORPORATION
# ANNUAL MEETING OF STOCKHOLDERS
# APRIL 19, 2017

## Annual Meeting Materials are available online at:
## http://www.cstproxy.com/fnbli/2017

**PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS**

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

**REVOCABLE PROXY**

# THE FIRST OF LONG ISLAND CORPORATION

**ANNUAL MEETING OF STOCKHOLDERS**

**April 19, 2017**

**3:30 p.m.**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints JOHN H. TREIBER AND BERNARD ESQUENET, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of Stockholders of The First of Long Island Corporation ("Corporation") to be held at The Carltun, Eisenhower Park, 1899 Hempstead Turnpike, East Meadow, New York, on Wednesday, April 19, 2017 at 3:30 p.m. local time, and at any and all adjournments thereof, and to vote all shares of the common stock of the Corporation that the stockholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this proxy will be voted "For" all Proposals.

**(Continued, and to be marked, dated and signed, on the other side)**